COPY

As executed 21/2/90. 383

DATED 1990

BIOTA SCIENTIFIC MANAGEMENT PTY. LTD.
("BSM")

BIOTA HOLDINGS LIMITED
("Biota")

GLAXO AUSTRALIA PTY. LTD.
("Glaxo Australia")

AND

GLAXO GROUP LIMITED
("GGL")

---

# - RESEARCH AND LICENCE AGREEMENT -

---

**MALLESONS STEPHEN JAQUES**
Solicitors and Notaries
Rialto
525 Collins Street
MELBOURNE VIC 3000

Tel: 619 0619
Telex: AA30931
Fax: (03) 614 1329
Ref: WCB : AHD
WCB8847A

Entered DB 2/6/99.

TABLE OF CONTENTS

## RESEARCH AND LICENCE AGREEMENT

**THIS AGREEMENT** is made on 1990.

**BETWEEN :**

**BIOTA SCIENTIFIC MANAGEMENT PTY LTD** a company incorporated in the State of Victoria and having its registered office at 525 Collins Street, Melbourne, Victoria, Australia ("**BSM**")

**BIOTA HOLDINGS LIMITED** a company incorporated in the State of Victoria and having its registered office at 525 Collins Street, Melbourne, Victoria, Australia ("**Biota**")

**GLAXO AUSTRALIA PTY LTD** a company incorporated in the State of Victoria and having its registered office at 1061 Mountain Highway, Boronia, Victoria, Australia ("**Glaxo Australia**")

**AND** **GLAXO GROUP LIMITED** a company incorporated in the United Kingdom and having its registered office at Clarges House, 6-12 Clarges Street, London, United Kingdom ("**GGL**")

**RECITALS :**

A. BSM has been endeavouring to develop a number of agents capable of inhibiting viral neuraminidase with the potential to be used in the control of human or animal viral disease states, specifically, as anti-influenza agents.

B. In March 1988 BSM disclosed information to GGRL pursuant to a confidentiality agreement for the purpose of enabling GGRL to assess the neuraminidase inhibitors and potential anti-viral agents being developed by BSM.

C. By a letter agreement dated 5 August 1988, BSM and GGRL agreed that BSM would co-operate with GGRL and that a research programme would be undertaken by GGRL to establish whether a blockade of influenza virus neuraminidase produces an observable anti-influenza effect in vivo.

D. The Heads of Agreement outlined proposed research collaboration between BSM and Glaxo Australia on the discovery, and ultimate exploitation, of Compounds.

E. After signature of the Heads of Agreement a patent specification was provided to Glaxo Australia, as a result of which a number of discussions took place which have ultimately lead to BSM continuing with a BSM Patent in the United States of America, filing a new BSM Patent in Australia and adopting an alternative Patent strategy.

F. This agreement is the formal written contract between BSM and Glaxo Australia which is to supercede and cancel the Heads of Agreement although it may not entirely reflect the Heads of Agreement having regard to the discussions which have subsequently taken place between BSM and Glaxo Australia.

G. In broad terms Glaxo Australia is to take over funding responsibility for the funding of research into Compounds and will have the ultimate responsiblity for the commercialisation of appropriate Compounds, which will give rise to a royalty stream in favour of BSM. In addition Glaxo Australia has agreed to pay to BSM a certain sum in respect of gaining access and rights to the existing Intellectual Property Rights and other information including in particular the Patent Specifications (collectively "the Core Technology"). Payment for such Core Technology however is to be made in staggered payments upon achievement of certain bench marks during the research development and clinical trial phases covered by this agreement.

H. Biota and GGL are parties to this agreement to give certain assurances that this agreement will be given effect.

OPERATIVE PROVISIONS :

1. PURPOSE AND INTERPRETATION

1.1. This agreement sets out the objectives of this agreement and the terms and conditions on which BSM and Glaxo Australia will collaborate on the design of the Compounds and the exploitation of Products arising from the Project.

1.2. The following words have these meanings in this agreement unless the contrary intention appears.

**"A$"** means Australian dollars or other lawful currency of Australia.

**"Agreement Field"** means the field of the identification, synthesis, evaluation and testing of Compounds prior to submission of Compounds for Exploratory Development Approval.

**"approval"** means formal approval without conditions or, if BSM and Glaxo Australia agree, formal approval upon conditions.

**"Associated Research Expenditure"** means the reasonable overseas expenses of BSM representatives and key researchers to visit and consult as required by Glaxo Australia with Glaxo Group advisers.

**"Australia"** means the Commonwealth of Australia, the States and Territories of Australia and any dependant territory from time to time.

**"BSM Patents"** means any Patents or Patent Applications now or hereafter granted to or made by BSM in respect of Compounds or Intellectual Property or their method of manufacture or use, or intermediates therefor, or formulations thereof, and any continuations, continuations in part, divisions, registrations, confirmations, re-issues, renewals or extensions of term thereof, details of which are set out in Parts A and B of schedule 1 or included or referred to in the BSM Patent Agenda.

**"BSM Patent Agenda"** means the patent agenda BSM proposes to adopt, details of which are set out in schedule 4.

**"Biota Group"** means Biota Holdings, BSM and their Related Corporations from time to time.

**"Budget"** means the budget for the Project determined by the Management Committee pursuant to clause 10.10.

**"cease"** in the context of Effective Patent Protection means insurmountable opposition, non-curtailed infringement, absolute revocation, invalidity, abandonment, irrevocable lapse or expiration. "Ceases and "ceased" shall have a corresponding meaning.

**"challenge"** means legal or other proceedings instituted to oppose or contest a Patent Application or revoke a Patent.

**"Commencement Date"** means the later of the date of this agreement and the date on which the conditions precedent set out in clause 2.1 are satisfied.

**"Commercialise"** means the exploitation or attempted exploitation with a view to financial gain or other commercial advantage.

**"Compounds"** means chemical compounds which act as or have the potential to act as inhibitors to block the active sites of influenza virus A and/or B neuraminidase being all chemical compounds which are:

(a) synthesised or produced in the course of the Project; or

(b) brought to the Project by BSM or Glaxo Australia either at the start of or during the course of the Project;

being chemical compounds having generally a molecular weight of less than 10,000 but does not include antibodies or antibody-like molecules, and includes any chemical compounds which may be the result of modifications or changes made to Compounds by any person during the Exploratory Development Phase or later and includes Start Compounds.

**"Confidential Information"** means all Intellectual Property and includes -

(a) any other information disclosed or communicated to any member of the Glaxo Group by or on behalf of BSM, including any disclosure by Dr P Colman, Dr M von Itzstein or Dr J Varghese or their associates or other employees of CSIRO, VCP or any other third party researcher, and

(b) any other information disclosed or communicated by or on behalf of any member of the Glaxo Group to BSM, CSIRO, VCP or any other third party researcher or the associates or employees of those entities,

either orally or in recorded form but does not include information which:

(i) at the time of first disclosure to a party is in the public domain;

(ii) after disclosure to a party becomes part of the public domain otherwise than as a result of the wrongful act of a party or one of that party's disclosees;

(iii) a party can show was in its possession at the time of first disclosure and was not acquired directly or indirectly from the other party; or

(iv) is received from a third party provided that it was not acquired directly or indirectly by that third party from a party to this agreement;

**PROVIDED THAT** the onus shall be on the party alleging the same to prove that one of the above exceptions has application.

**"covered by"** when used in the context that a Product, Compound, Process or Intellectual Property is covered by a Patent Claim means the said Product, Compound, Process or Intellectual Property or the method of manufacture or operation or use of such Product, Compound, Process or Intellectual Property would, when and where such Product, Compound, Process or Intellectual Property is sold or otherwise exploited by Glaxo Australia or its permitted sub-licensees, constitute (but for any licence which may be granted pursuant to this agreement) an infringement of a Subsisting Claim or a Pending Claim (where such Pending Claim is treated as if it were a Subsisting Claim).

**"CSIRO"** means the Commonwealth Scientific and Industrial Research Organisation.

**"CSIRO Agreement"** means an agreement to be negotiated between BSM and CSIRO.

**"Diagnostic Application"** means use in or in connection with diagnosing an ailment in humans or animals.

**"Direct Research Expenditure"** means Glaxo Australia's financial commitments to the Project as they arise during the Research Period and shall include :-

(a) any and all payments to VCP pursuant to the VCP Agreement save and except royalties;

(b) any and all payments to CSIRO pursuant to the CSIRO Agreement save and except royalties and any Agreement Fee (as that term is defined in the CSIRO Agreement) payable by BSM;

(c) all other outgoings in relation to the Project included in the Budget.

**"Effective Patent Protection"** means, in respect of a particular country, being covered by a Patent Claim or Patent Claims.

**"Exploitation Phase"** means, in relation to any Compound or Product, the period after completion of the Research Phase.

**"Exploratory Development"** means that programme of chemistry, toxicology formulation, pre-clinical trialling and general investigation leading to submission of an IND/CTX Application as a prelude to commencement of clinical trials in humans, to be carried out by Glaxo Australia or by a member of the Glaxo Group on behalf of Glaxo Australia, the structure of which and the criteria applied during which are set out in schedule 3.

**"Exploratory Development Approval"** means approval by the exploratory development committee of GGRL given after submission of a formal proposal by the Management Committee or Glaxo Australia in relation to a Compound.

**"Full Development Phase"** means, in relation to a Compound, the period after Exploratory Development Approval is given and ending at the time a Product Licence Application is made and includes the submission and approval of an IND/CTX Application at which stage clinical trials in humans can commence.

**"Future BSM Patents"** means any Patent Application made or Patent granted after the date of this agreement in addition to the BSM Patents in respect of Compounds, Processes or Intellectual Property or their method of manufacture or use, or intermediates therefor, or formulations thereof and any continuations, continuations in part, divisions, registrations, confirmations, re-issues, renewals or extensions of time thereof.

**"GGRL"** means Glaxo Group Research Limited of Greenford Road, Greenford, Middlesex, UB6 OHE, United Kingdom or such other address from time to time.

**"Glaxo Group"** means GGL, Glaxo Australia, GGRL and their Related Corporations from time to time.

**"Heads of Agreement"** means the heads of agreement dated 8 June 1989 entered into between BSM and Glaxo Australia.

**"Health Regulatory Body"** means any governmental body empowered by law to investigate and licence or grant marketing or clinical trials approval for any potential human therapeutic agent.

**"IND/CTX Application"** means an application to a Health Regulatory Body to commence human clinical trial studies on a Compound where "IND" means investigational new drug and "CTX" means clinical trial exemption.

**"IR & D Board"** means the Industry Research and Development Board established by the Industry Research and Development Act 1986 (Cth.).

**"Intellectual Property"** means information, know-how, trade secrets, ideas, concepts, inventions, processes, technology, knowledge, techniques, methods of use or application or other material of commercial value or potential commercial value arising from the Project related to or associated with Compounds, Processes or Serendipitous Discoveries but does not include any information, know-how, trade secrets, ideas, concepts, inventions, processes, technology, knowledge, techniques, methods of use or application or other material of commercial value and, in particular, Product Registration Data in relation to a Product, generated by Glaxo Australia or any member of the Glaxo Group independently of the Project during the Exploitation Phase.

**"Intellectual Property Rights"** means any rights arising or obtainable under laws relating to patents, trade marks, copyrights, confidential information, trade secrets or unfair competition whether known in any country or place under those names or other names and includes rights under the BSM Patents and Future BSM Patents.

**"Licence"** means the exclusive licence granted by BSM to Glaxo Australia to exploit pursuant to clause 6.1 and which may become non-exclusive pursuant to clause 6.2.

**"Major Market"** means any one of Canada, France, Germany, Italy, Japan, United Kingdom and the United States of America provided that a country shall cease to be a Major Market for the purposes of this definition if such country ceases to have a Product Licence Application system similar to the Product Licence Application system it presently has, being a system substantially similar to or generally based upon the Product Licence Application system of the Food and Drug Administration of the United States of America as at the date hereof.

**"Management Committee"** means the management committee established pursuant to clause 10.1.

**"Material Cost"** means the into store cost of a complete delivery system or the aggregate into store cost of its component parts as sourced from a third party or manufactured by Glaxo Australia or its permitted sub-licensee, but excluding any labour or overhead cost of Glaxo Australia or its permitted sub-licensee, respectively.

**"Net Proceeds of Exploitation"** means in the case of any lump sum, royalty or combined lump sum and royalty received or receivable by Glaxo Australia from the sub-licencing of any Intellectual Property or Intellectual Property Rights associated therewith to a third party, being a person who is not a member of the Glaxo Group, the net amount received from such third party after deducting all actual reasonable external expenses (as opposed to internal in house expenses of Glaxo Australia).

**"Net Sales Revenue"** means in respect of Products the gross price of Sales of Products invoiced to customers of a member of the Glaxo Group or any permitted sub-licensee, less -

(a) returned goods and any amount shown separately on invoices for transportation costs, trade and quantity discounts, sales, use or turnover tax or other government fees, taxes, import, export and excise duties and charges or impost; and

(b) where Products are sold in a Targeted Delivery System, the amount (if any) by which the Material Cost of such Targeted Delivery System is greater than US$1.00 indexed in accordance with clause 18 **PROVIDED THAT** where the Material Cost of the standard Targeted Delivery System or Targeted Delivery System used in the largest selling version of the Product in the United States market varies from US$1.00 indexed in accordance with clause 18 by more than 20%, the amount shall not exceed a sum agreed between the parties as properly reflecting the Material Cost of a then-current standard Targeted Delivery System,

**PROVIDED THAT** in respect of any Sale that is not at arm's length and for proper commercial consideration the gross price shall be deemed to be the price which would reasonably have been obtained in relation to the Sale if the Sale had been at arms-length and for proper commercial consideration.

**"New Zealand"** includes dependent territories of New Zealand.

**"Non-Therapeutic Application"** means any human application of a Compound which is not a Therapeutic Application and does not include a Veterinary Application.

**"Patent"** means a patent as defined in the Patents Act 1952 (Cth) and any national or regional patent within the terms of the Patent Co-operation Treaty and includes any re-issue, renewal or extension of a patent (whether in whole or in part) and any patent of addition or any substantially similar form of protection for inventions granted by any other country, the essence of which is a right in the holder of such form of protection to an exclusive right to make use and sell products or processes, the subject matter of the said invention.

**"Patent Agenda"** means the agendas for the BSM Patents set out in schedule 4.

**"Patent Application"** means any patent application as defined in the Patents Act 1952 (Cth) and any national, regional or international application within the terms of the Patent Co-operation Treaty and includes any continuation, continuation in part, division, re-issue or substitution of a patent application or application for any substantially similar form of protection for inventions granted by any other country, the essence of which is a right in the holder of such form of protection to an exclusive right to make use and sell products or processes, the subject matter of the said invention..

**"Patent Claim"** means and is limited to a Subsisting Claim or a Pending Claim.

**"Patent Specifications"** means the specifications for the BSM Patents or Future BSM Patents as the case may be.

**"Pending Claim"** means any claim asserted in an application forming part of a BSM Patent or Future BSM Patent or in the Patent Specifications.

**"Pharmaceutical Competitor"** means any entity or authority either currently holding or making application for a product licence to sell prescription or over the counter pharmaceuticals.

**"Process"** means any process disclosed in the Confidential Information and any process or method of application or use arising from, or invented, discovered, developed or acquired in the course of, the Project.

**"Product"** means:

(a) a pharmaceutical product having as one of or as its sole active ingredient a Compound; or

(b) a substance being or comprising a Compound to be used in a pharmaceutical product.

**"Product Licence Application"** means an application to a Health Regulatory Body to commence general marketing of any Product.

**"Product Registration Data"** means any data or information submitted to a Health Regulatory Body in support of a Product Licence Application including any information which relates to research, development, pre-clinical studies or clinical studies of Products (including any analysis interpretation or summaries thereof).

**"Project"** means the research project within the Agreement Field to be carried out, being generally a project directed at the Rational Design, rational (as opposed to random) identification and/or synthesis of compounds designed to be complementary to the catalytic sites of influenza virus A and/or B neuraminidase and which will act or have the potential to act as inhibitors of influenza virus A and/or B neuraminidase (examples of such compounds being set out in the Patent Specifications for the BSM Patents) involving amongst other things the design formulation and testing for effectiveness of various compounds in the light of knowledge of the crystalline structure of neuraminidase and the effectiveness or ineffectiveness of inhibitors already generated in the course of the Project or produced prior to its commencement pursuant to the CSIRO Agreement, the VCP Agreement or any third party research agreement or brought to the Project by or on behalf of BSM or by or on behalf of Glaxo Australia as a Start Compound.

**"Rational Design"** means the creation, identification and/or structural modification of a chemical compound based on the co-ordinates of the active site of influenza virus A and/or B neuraminidase and from relevant structure-activity relationships.

**"Related Corporation"** has the same meaning given to it in section 7(5) of the Companies (Victoria) Code.

**"Research Period"** means the period of the Project referred to in clause 4.8 and any extension thereof pursuant to clause 4.9.

**"Research Phase"** in relation to any Compound means the period between the Commencement Date and the date when Exploratory Development Approval is given.

**"Sale"** means the last sale by Glaxo Australia or a permitted sub-licensee of Glaxo Australia.

**"Serendipitous Discovery"** means a potentially commercially valuable discovery, invention or development arising from, or made or invented in the course of, the Project or such a discovery in respect of a Compound made by a member of the Glaxo Group at any time before Exploratory Development is completed in respect of that Compound not -

(a) having a use or potential use to act as an inhibitor of influenza virus A and/or B neruaminidase,

(b) being a Therapeutic Application, Non- Therapeutic Application or Veterinary Application of a Compound,

(c) being a Process used in the manufacture or production of a Compound in so far as that Process is used in the manufacture or production of a Compound, and/or

(d) within the ambit of the Project or general objectives of this agreement.

**"Start Compound"** means a chemical compound having generally a molecular weight of less than 10,000 but does not include anti-bodies or antibody like molecules, which compound has or is identified as having the potential to have an inhibitory effect to block the active sites of influenza virus A and/or B neuraminidase.

**"Subsisting Claim"** means any claim of a validly issued Patent being a BSM Patent or Future BSM Patent which has not ceased.

**"Targeted Delivery System"** means a metered dose delivery system targeted on a particular organ or organs or targeted on a particular form of treatment or method of application.

**"Territories"** means Australia, New Zealand, Indonesia and such countries in Africa as may be agreed by Glaxo Australia and BSM in writing from time to time.

**"Therapeutic Application"** means use in or in connection with -

(a) the identifying, preventing, curing or alleviating of an ailment in humans, or

(b) the influencing, inhibiting or modifying of a physiological process in humans.

and includes a Diagnostic Application but not a Veterinary Application.

**"VCP"** means the Victorian College of Pharmacy.

**"VCP Agreement"** means the agreement dated 10 October 1989 between BSM and VCP.

**"Veterinary Application"** means use in or in connection with animals other than humans.

**"writing"** includes typewriting, printing, lithography, photography and other modes of representing or reproducing words in a visible form and "written" has a corresponding meaning.

1.3. Words importing the singular include the plural and vice versa and words importing the masculine include the feminine and neuter.

1.4. A reference to any Act of Parliament or section thereof or schedule thereto shall be read as if the words "or any statutory modification or re-enactment thereof or substitution therefor" were added to the reference.

1.5. Where a word or phrase is given a particular meaning, other parts of speech and grammatical forms that word or phrase have corresponding meanings.

1.6. Person and words importing persons include bodies corporate.

1.7. Each party includes its successors and permitted assigns.

1.8. Any marginal notes or headings are included for convenience and do not affect the interpretation of this agreement.

1.9. An agreement, representation or covenant on the part of or in favour of two or more persons in this agreement binds or is for the benefit of them jointly and severally.

1.10. If any day appointed or specified by this agreement for the payment of any money falls on a Saturday, Sunday or a day appointed under the Bank Holidays Act 1958 as a holiday for the whole day the day so appointed or specified shall be deemed to be the day after the day so appointed or specified which is not in turn a Saturday, Sunday or day so appointed as a holiday for the whole day.

1.11. A reference to any agreement, document or instrument includes that agreement, document or instrument as amended, varied, supplemented or novated from time to time.

## 2. CONDITIONS PRECEDENT

2.1. Clauses 3 (other than clause 3.1), 4 (other than clauses 4.4(a) and 4.6), 5, 6, 7, 8, 9, 10, 11.6-11.9 (inclusive), 12 (other than clause 12.14) 13, 14, 15, 16, 17, 18 and 20 of this agreement shall be conditional upon and shall not come into operation until the satisfaction of all of the following conditions precedent:

(a) BSM procures that the CSIRO Agreement covers any safeguards identified, acceptable and formally agreed to by BSM, CSIRO and Glaxo Australia; and

(b) BSM procures the amendment of the VCP Agreement to cover any additional safeguards identified, acceptable and formally agreed to by BSM, VCP and Glaxo Australia.

2.2. If the conditions precedent referred to in clause 2.1 are not satisfied by 30 March 1990 or such later date as the parties mutually agree then, subject to clauses 2.3, 2.4 and 11.10, this agreement shall forthwith cease and determine.

2.3. If this agreement ceases and determines in accordance with clause 2.2, the parties shall have no claim against each other with respect to any matter or thing arising out of, done or omitted to be done or performed under this agreement.

2.4. If this agreement ceases and determines in accordance with clause 2.2, BSM shall withdraw its application for the BSM Patent set out in Part B of schedule 1.

2.5. The parties agree to use their best endeavours to do and cause to be done all acts, matters and things reasonably required and within their respective powers to cause the conditions precedent to be satisfied in accordance with this clause.

2.6. Each condition precedent referred to in clause 2.1 may be waived in whole or in part by mutual agreement between the parties or, where only one party is concerned, by that party.

2.7. BSM or Glaxo Australia, as appropriate, shall give written notice to the other on the satisfaction of the conditions precedent set out in clause 2.1.

## 3. OBJECTIVES AND BEST ENDEAVOURS

3.1. The objective of this agreement is to develop influenza inhibitors by the use of Rational Design for the creation, identification and/or synthesis of Compounds which are designed to be complementary to the catalytic sites of influenza virus A and/or B neuraminidase, which Compounds are to be protected by at least a specific Patent or Patents. To this end the parties have agreed to:

(a) establish a collaborative research programme for the development of Compounds;

(b) ensure that sufficient funds and other resources are available to properly carry out the Project and to fully exercise the Licence;

(c) ensure that the Biota Group and the Glaxo Group bring all their accumulated knowledge and expertise relevant to or associated with the Project to the Project to the full extent they are able to do so;

(d) set the framework for world-wide exploitation of Compounds and Products to the mutual benefit of BSM and Glaxo Australia; and

(e) ensure that the results of the Project are protected by way of Patent or other legal protection in all parts of the world where such protection is available or commercially prudent and to ensure that information not otherwise legally protected is kept confidential to the fullest extent possible.

3.2. The general objectives of the Research Phase are to:

(a) ensure sufficient funds and other resources are provided to permit appropriately resourced research to be undertaken into the identification and development of Compounds;

(b) obtain appropriately qualified research personnel and appropriately resourced research facilities through sub-contracted researchers or otherwise as BSM and Glaxo Australia determine to be most appropriate from time to time;

(c) develop future generations of Compounds for as long as is commercially feasible and prudent; and

(d) create the widest possible patent coverage for Compounds.

3.3. The general objective of the Full Development Phase is to ensure that Exploratory Development is undertaken in a timely and efficient manner to test and evaluate any Compound to a stage where an IND/CTX Application can be made and approved.

3.4. The general objective of the Exploitation Phase is to generate profitable sales of Products through advertising and promotion in all economically practicable markets.

3.5. BSM and Glaxo Australia will each use their best endeavours to implement, carry out and undertake the Project, the Research Phase, the Exploratory Development Phase and the Exploitation Phase insofar as is reasonably within their respective capabilities and otherwise in accordance with this agreement.

3.6. Without limiting the generality of clause 3.5, BSM shall use its best endeavours to:

(a) ensure that the CSIRO and the VCP carry out, perform and observe their obligations and liabilities pursuant to the CSIRO Agreement and the VCP Agreement, respectively, and that any other third party research organisation or person carries out performs and observes its obligations and liabilities pursuant to any agreement between BSM and that third party;

(b) bring to the Project all its accumulated knowledge and expertise in relation to or connected with existing Compounds and the Agreement Field generally to the full extent BSM is able to do so;

(c) subject to any necessary disclosures for the purposes of Patents or Patent Applications, ensure that Confidential Information remains confidential to the fullest extent possible and to procure that all its sub-contractors do the same;

(d) prosecute and maintain the BSM Patents in accordance with the Patent Agenda in the commercial interests of the parties;

(e) at all times provide suitable and adequately qualified representatives to sit on the Management Committee; and

(f) disclose to Glaxo Australia all the Intellectual Property necessary or desirable for the purposes of the Project.

3.7. Without limiting the generality of clause 3.5, Glaxo Australia shall use its best endeavours to:

(a) bring, and to procure that the other members of the Glaxo Group provide, to the Project all its and their accumulated knowledge and expertise in relation to or connected with the Project to the full extent it and they are able to do so;

(b) disclose, and to procure that the other members of the Glaxo Group disclose, to BSM for the purposes of the Project all information and research data and results in relation to or connected with the Project to the full extent it and they are able to do so;

(c) procure that no other member of the Glaxo Group undertakes research in relation to or connected with the inhibition of influenza virus A and/or B neuraminidase using an approach the same as or similar to the Project during the Research Period;

(d) bring, and to procure that the other members of the Glaxo Group bring, to the Exploratory Development Phase and the Exploitation Phase all its and their accumulated knowledge and expertise in relation to or connected with Exploratory Development, IND/CTX Applications, Product Licence Applications, obtaining Health Regulatory body approvals, formulating packaging distributing and promoting pharmaceutical products and within the Agreement Field generally to the full extent it and they are able to do so;

(e) subject to any necessary disclosures for the purposes of Patents or Patent Applications ensure that Confidential Information remains confidential to the fullest extent possible and to procure that all other members of the Glaxo Group, permitted sub-licencees and sub-contractors do the same;

(f) prosecute and maintain Future BSM Patents in accordance with the commercial interests of the parties;

(g) at all times provide suitable and adequately qualified representatives to sit on the Management Committee;

(h) ensure that the Full Development Phase in relation to a Compound is carried out in a timely and diligent manner;

(i) apply for and prosecute all appropriate IND/CTX Applications, Product Licence Applications and Health Regulatory Body approvals in a timely and diligent manner;

(j) where appropriate undertake a clinical trials programme in a timely and diligent manner in respect of a relevant Compound or Product so that a Product Licence Application can be made and obtained in respect of the relevant Product;

(k) advertise and promote Products pursuant to the Licence on a proper commercial basis;

(l) give due consideration to the objectives of this agreement and the interests of BSM in determining whether or not to take proceedings to defend any challenge or curtail any infringement of BSM Patents, Future BSM Patents, Intellectual Property Rights or any part thereof pursuant to clause 12.13;

(m) keep BSM reasonably informed of the results of Exploratory Development, the course of a Compound through the Full Development Phase, IND/CTX Applications, Product Licence Applications and Health Regulatory Body approvals; and

(n) keep BSM reasonably informed at a general as opposed to a detailed scientific level of all research or development activities carried out by any member of the Glaxo Group in relation to neuraminidase generally but which research falls outside the Project including, but not limited to, research in relation to or connected with the inhibition of influenza virus A and/or B neuraminidase using an approach which is not the same as or similar to the approach of the Project.

3.8. **Commercial exploitation of results of the Project**

3.8.1. Glaxo Australia undertakes to exploit the results of the Project on normal commercial terms and in a manner that will be for the benefit of the Australian economy, such exploitation to be carried out within a reasonable period of the completion of the Project giving due consideration to the guidelines of the IR & D Board.

3.8.2. Provided it is scientifically and economically reasonable to do so, Glaxo Australia undertakes to carry out Product development work using Australian resources, including where appropriate, product formulation, design of production synthesizing routes, establishment of a pilot plant and clinical trials and with the continued support of BSM, CSIRO and VCP such additional compound design and synthesis as may be required to support a continuing compound development and back up programme.

3.8.3. Provided it is scientifically and economically reasonable to do so, Glaxo Australia will undertake in Australia manufacture of the active ingredient for its Australian serviced markets and for those markets in which BSM exercises its entitlement to distribute and sell a Product.

Glaxo Australia will undertake formulation of finished product in Australia for its Australian serviced markets and for those markets in which BSM exercises its entitlement to distribute and sell a Product.

Glaxo Australia undertakes to liaise with the IR & D Board, CSIRO and the Department of Industry, Technology and Commerce on final production arrangements consistent with Glaxo Australia's present commitments to the Australian Government in terms of the Pharmaceutical Industry Development Programme.

3.8.4. Glaxo Australia and BSM undertake to keep the IR & D Board and the CSIRO promptly informed of achievements of milestone objectives.

3.8.5. The rights and obligations contained in this clause shall survive the completion of the Project or termination of any IR & D Board grants or tax concessions.

3.9. **Start Compounds**

If during the Research Phase Glaxo Australia either directly or through one of the members of the Glaxo Group discovers or gains access to a Start Compound and desires to bring that Start Compound to the Project then Glaxo Australia shall bring that Start Compound to the Project whereupon it shall be treated as a Compound for all purposes provided that:

(a) where the Start Compound is offered to be made available by a third party (other than another member of the Glaxo Group) then Glaxo Australia shall not be obliged to licence in such Start Compound but shall make the availability of that Start Compound known to BSM, and BSM and Glaxo Australia shall negotiate in good faith as to what should be done with the Start Compound being offered;

(b) the obligation to bring a Start Compound to the Project shall not apply where the Start Compound is independently developed or discovered by Glaxo Australia or another member of the Glaxo Group and such Start Compound has an inhibitory effect sufficient to justify its submission for Exploratory Development Approval then such Start Compound shall not be property of the Project and the whole of the right title and interest therein shall belong to Glaxo **PROVIDED THAT** such Start Compound is not developed or discovered using, or in any way based on or arising from access to, Intellectual Property or Confidential Information; and

(c) where any Start Compound brought to the Project by Glaxo Australia is the subject of a Patent or Intellectual Property Rights owned by or licensed to a member of the Glaxo Group, the submission of that Start Compound shall not preclude or curtail the right of the Glaxo Group to exploit such Start Compound for uses other than influenza virus A and/or B neuraminidase inhibitors and to the extent that BSM can have rights in relation to that Start Compound and Compounds derived from that Start Compound by virtue of or in the course of the Project which are the same as per normal Compounds under this agreement, BSM shall have such rights, provided such rights do not otherwise derogate from the rights reserved to the relevant member of the Glaxo Group pursuant to this clause.

## 4. RESEARCH PHASE

**Research Expenditure**

4.1. Glaxo Australia shall assume and pay the Associated Research Expenditure and the Direct Research Expenditure during the course of Project.

To the extent that Biota or BSM has paid funds in the nature of Associated Research Expenditure prior to the Commencement Date, Glaxo Australia shall within 7 days after the Commencement Date reimburse Biota or BSM (as the case may be) for the funds so paid after 5 September 1989.

To the extent that Biota or BSM has paid funds in the nature of Direct Research Expenditure prior to Commencement Date, Glaxo Australia shall within 7 days after the Commencement Date reimburse Biota or BSM (as the case may be) for the funds so paid after 8 June 1989.

On or prior to the Commencement Date, BSM shall provide to Glaxo Australia a full accounting in respect of funds paid prior to the Commencement Date reconciled to the budget, it being acknowledged that Glaxo Australia's obligation to make payment pursuant to this clause shall only extend to amounts properly paid in respect of budgeted items.

4.2. Glaxo Australia acknowledges that the budgetted Direct Research Expenditure will not be less than A$750,000 annually and that research will be stepped up so that Direct Research Expenditure will not be less than A$1,000,000 annually **PROVIDED THAT** nothing in this clause will oblige Glaxo Australia to pay A$750,000, or A$1,000,000 annually unless Direct Research Expenditure at least equals those sums in any year.

4.3. Unless otherwise agreed in writing by BSM and Glaxo Australia, Glaxo Australia shall pay direct to BSM or as BSM reasonably directs in writing any amounts required to be paid in respect of Associated Research Expenditure provided that Glaxo Australia shall not be obliged to make payment in any foreign currency. In respect of Direct Research Expenditure Glaxo Australia will assume direct funding responsibility in respect of payments required to be made pursuant to the CSIRO Agreement, the VCP Agreement or any other third party research agreement and shall pay such liabilities in accordance with the terms of those agreements.

**BSM fee**

4.4. In addition to the Direct Research Expenditure and Associated Research Expenditure Glaxo Australia shall pay to BSM an annual fee in respect of research and development activities carried on by officers or staff of BSM and in respect of scientific facilities and staff provided to Glaxo Australia for the purpose of conduct of research and development activities as contemplated herein. The amount of the annual fee shall be:

(a) A$300,000 for the first year of the Research Period ("first fee");

(b) A$300,000 indexed in accordance with clause 18 for the second year of the Research Period;

(c) A$300,000 indexed in accordance with clause 18 for the third year (if any) of the Research Period; and

(d) A$200,000 indexed in accordance with clause 18 for the fourth year (if any) of the Research Period; and

(e) for any year of the Research Period subsequent to the fourth year, such fee as is agreed by the parties to reflect the ongoing importance and worth of scientific consultation and the status of scientific personnel provided by BSM and engaged in the Project.

4.5. The first fee shall be paid at the times set out in clause 4.6 and shall be non-refundable. Subsequent fees shall be paid in advance on the anniversary of the Commencement Date during the Research Period and shall be non-refundable.

4.6. The first fee shall be paid by Glaxo Australia to BSM as follows:

(a) A$30,000 on the signing of the Heads of Agreement (receipt of which is acknowledged by BSM); and

(b) the balance of the first fee on the Commencement Date.

4.7. In addition to the first fee, Glaxo Australia shall on the Commencement Date pay to BSM an amount being a pro rata fee from 11 September 1989 to the Commencement Date calculated at the rate of A$300,000 per annum.

**Research Period**

4.8. The term of the Project shall be 2 years commencing on the Commencement Date ("initial term").

4.9. The Research Period will be extended indefinitely for further terms of 1 year each ("subsequent terms") unless Glaxo Australia gives 6 months notice in writing to BSM of its intention to terminate the Research Period.

4.10. Glaxo Australia shall not give notice in accordance with clause 4.9 until 18 months have elapsed since the Commencement Date.

## 5. EXPLORATORY DEVELOPMENT PHASE

5.1. Upon the first giving of Exploratory Development Approval for a Compound, Glaxo Australia shall pay to BSM A$1,000,000, indexed in accordance with clause 18, within 14 days after the giving of that approval.

5.2. Subject to payment of the sum referred to in clause 5.1, Glaxo Australia shall undertake or shall cause Exploratory Development to be undertaken in respect of the relevant Compound. It is acknowledged by BSM and Glaxo Australia that it is highly likely that additional Compounds will be discovered in the course of the Project after Exploratory Development Approval is given for a Compound, and that it is intended that such additional Compounds may also be subject to submission for Exploratory Development Approval and may be so approved. No sum will be payable by Glaxo Australia to BSM in respect of the giving of

Exploratory Development Approvals other than in respect of the first Exploratory Development Approval for a Compound.

5.3. Exploratory Development shall be carried out by Glaxo Australia or on behalf of Glaxo Australia in accordance with schedule 3.

**IND/CTX Application**

5.4. Upon first approval by the Health Regulatory Body in the United States of America of an IND/CTX Application made by a member of the Glaxo Group or any permitted sub-licensee in respect of a Compound, Glaxo Australia shall pay to BSM **A$**2,000,000, indexed in accordance with clause 18, within 14 days after the giving of that approval.

5.5. Upon each first approval by the Health Regulatory Body in the United States of America of an IND/CTX Application made by a member of the Glaxo Group or any permitted sub-licensee in respect of subsequent Compounds, Glaxo Australia shall pay to BSM **A$**3,000,000, indexed in accordance with clause 18, within 14 days after the giving of that approval.

**Product Licence Application**

5.6. Upon approval by the Health Regulatory Body in the United States of America of a Product Licence Application made by a member of the Glaxo Group or any permitted sub-licensee in respect of any Product, Glaxo Australia shall pay to BSM **A$**3,000,000, indexed in accordance with clause 18, within 14 days after the giving of that approval.

5.7. Notwithstanding that a Compound proceeds to the Exploitation Phase, the parties acknowledge that the Project will continue in order to achieve the objectives hereunder in accordance with this agreement.

5.8. Notwithstanding clauses 5.4, 5.5 and 5.6, if Glaxo Australia, the Glaxo Group or permitted sub-licensees together -

(a) obtain first approval of an IND/CTX Application by a Health Regulatory Body in 4 Major Markets (including Japan but not the United States of America) for a Compound,

(b) obtain first approval of an IND/CTX Application by a Health Regulatory Body in 4 Major Markets (including Japan but not the United States of America) for a subsequent Compound, or

(c) obtain approval of a Product Licence Application by a Health Regulatory Body in 4 Major Markets (including Japan but not the United States of America) for a Product,

and the same approvals are not obtained from the Health Regulatory Body in the United States of America within 12 months from the last date of approval in the 4 relevant Major Markets (including Japan but not the United States of America), the amounts payable to BSM under clauses 5.4, 5.5 and 5.6 shall be paid to BSM on the expiration of the 12 month period referred to in this clause.

5.9. The payments to be made by Glaxo Australia under this clause 5 shall only be payable once in respect of a particular Compound that has received Exploratory Development Approval.

6. **EXPLOITATION PHASE**

6.1. Subject to this agreement and to Glaxo Australia complying with its obligations under this agreement and for the purposes of obtaining and furthering the general objectives as set out in clause 3 and as otherwise contemplated by this agreement, Glaxo Australia shall, on and from the Commencement Date, have an exclusive right and licence (including the right to sub-licence in accordance with the terms of clause 9) in each country of the world to -

(a) make use, exercise or sell Compounds, and

(b) exploit and exercise the Intellectual Property and Intellectual Property Rights associated therewith arising from or discovered, developed, invented or acquired during the course of the Project,

but not otherwise subject to the rights granted to BSM pursuant to clause 8.

6.2. The Licence and any relevant permitted sub-licence shall become non-exclusive in any country and in relation to any Intellectual Property or Intellectual Property Right associated therewith when royalties cease to be payable in respect of that Intellectual Property or Intellectual Property Right pursuant to this agreement.

**Term of Licence**

6.3. Unless terminated pursuant to clause 13 the Licence, whether exclusive in accordance with clause 6.1 or non-exclusive pursuant to clause 6.2 or limited pursuant to clause 13.1A, shall continue indefinitely.

7. **ROYALTIES**

7.1. Subject to clause 7.3, Glaxo Australia shall pay to BSM a royalty equal to:

(a) 7 per cent of total Net Sales Revenue earned on Sales of Products for Therapeutic Applications;

(b) 7 per cent or such other percentage rate as BSM and Glaxo Australia in good faith agree to be reasonable in respect of total Net Sales Revenue earned on Sales of Products for Non-Therapeutic Applications;

(c) such percentage rate as BSM and Glaxo Australia in good faith agree to be reasonable in respect of total Net Sales Revenue earned on Sales of Products for Veterinary Applications;

(d) in the case of Commercialisation of any Intellectual Property (other than Serendipitous Discoveries) or Intellectual Property Rights associated therewith and not being Sales of Products for Therapeutic Applications, Non-Therapeutic Applications or Veterinary Applications -

(i) 7 per cent or such other percentage rate as BSM and Glaxo Australia in good faith agree to be reasonable in respect of Net Sales Revenue earned on Sales of products treating those products as Products within the definition of Net Sales Revenue, or

(ii) where the Commercialisation is by way of sub-licence to a third party other than a member of the Glaxo Group, 50% of the Net Proceeds of Exploitation received by Glaxo Australia from such third party.

(e) in the case of Commercialisation of a Serendipitous Discovery -

(i) 7 percent or such other rate as BSM and Glaxo Australia in good faith agree to be reasonable in respect of the Net Sales Revenue earned on Sales of products treating those products as Products within the definition of Net Sales Revenue, or

(ii) where the Commercialisation is by way of sub-licence to a third party other than a member of the Glaxo Group, 50% of the Net Proceeds of Exploitation received by Glaxo Australia from such third party.

7.2. If Effective Patent Protection for a Product or Compound is never obtained in a country for the reason that such country does not recognise patent rights or the patent regime or system which does exist is not, in the opinion of BSM and Glaxo Australia, commercially acceptable, no royalty shall be payable in respect of Products sold in such country when -

(a) 15 years has elapsed since the priority date of the Patent Application in relation to that Product or Compound (as the case may be) in the United States of America, or

(b) Effective Patent Protection for the Product or Compound (as the case may be) in the United States of America ceases,

whichever is the earlier.

7.3. Subject to clause 7.3A, if Effective Patent Protection for a Product or Compound ceases in a country then thereafter no royalty shall be payable in respect of that Product or Compound (as the case may be) PROVIDED THAT:

(a) this clause shall only apply to extinguish the royalty payable in respect of the Product or Compound (as the case may be) in the country or countries in which Effective Patent Protection for that Product or Compound (as the case may be) has ceased; and

(b) this clause shall not apply to royalties payable pursuant to clause 7.1(e), which royalties are payable whether or not Effective Patent Protection is ever obtained or ceases in relation to the Serendipitous Discovery referred to in clause 7.1(e).

7.3A. Where -

(a) a Process is the subject of a Future BSM Patent and that Process is used in the manufacture of a Compound in a Product that has received a Product Licence Application approval, and

(b) save for such Process, Effective Patent Protection for that Compound would have ceased,

a 7 per cent royalty shall continue to be payable in respect of that approved Product in accordance with clause 7.1 until the earlier of:

(c) the Process not being covered by a Patent Claim or Patent Claims; or

(d) a product which is directly competitive with the approved Product and is manufactured by a process different to the Process becomes available;

**PROVIDED THAT:**

(i) the 7 per cent royalty will only cease to be payable in respect of the approved Product in the country or countries in which that Process is not covered by a Patent Claim or Patent Claims or in which a competitive product becomes available (whichever first occurs);

(ii) if the 7 per cent royalty ceases to be payable because of the circumstances set out in clause 7.3A(d), Glaxo Australia shall continue to pay a royalty to BSM at such percentage rate as BSM and Glaxo Australia agree in good faith to be reasonable so long as that Process is covered by a Patent Claim or Patent Claims;

(iii) if BSM and Glaxo Australia cannot agree on a royalty rate pursuant to the preceding paragraph, Glaxo Australia's licence in respect of that Process shall cease and BSM shall be entitled to use and exploit or licence third parties to use and exploit that Process subject to that Process not being offered to a third party on terms more favourable then those BSM offers to Glaxo Australia;

(iv) so long as royalties are payable to BSM in respect of the Process, Glaxo Australia's licence in respect of that Process shall remain exclusive; and

(v) nothing in this agreement is to be construed as obliging Glaxo Australia to use any Process in the manufacture or production of Products.

7.4. The royalties set out in clauses 7.1 and 7.3A shall, subject to clause 7.5, be paid 6 monthly in arrears such 6 month periods to end on 30 June and 31 December respectively in any year. Glaxo Australia shall within 60 days of the end of each 6 month period make written reports to BSM setting out:

(a) the total Net Sales Revenue earned from all Products which have been sold by Glaxo Australia or its permitted sub-licensees during the preceding 6 months;

(b) the total Net Proceeds of Exploitation received by Glaxo Australia or its permitted sub-licensees during the preceding 6 months;

(c) the basis for calculation of royalties; and

(d) the royalty payable;

together with payment of the royalty for that period.

7.5. On the date being 6 months after the date of first Sale of a Product in the United States of America, Glaxo Australia shall pay to BSM A$4,000,000 indexed in accordance with clause 18 on account of cumulative and prospective royalties payable on all Sales of the Product ("advance royalty"). The advance royalty shall not be refundable. Once the accrued royalties equal the advance royalty, Glaxo Australia shall make payments in accordance with this clause 7.

The advance royalty shall only be payable once in respect of a particular Compound that has received Exploratory Development Approval.

7.6. All royalty payments contemplated by this agreement must be free from any deductions and must be made in Australian dollars. Where calculation of royalty requires the conversion of foreign currency to Australian dollars, conversion shall be at the exchange rate of the relevant country's currency to Australian dollars published by National Australia Bank Limited in Melbourne on the last day of the period to which the royalty payment relates.

The parties may agree from time to time to vary the mode and manner of payment of royalties.

7.7. All royalty payments must be paid to BSM at such place or places in Australia as BSM directs in writing.

7.8. It is hereby acknowledged and agreed that notwithstanding that a Product may be covered by one or more Patents or Patent Applications only one royalty shall be paid on a Sale of that Product.

8. **BSM MARKETING**

8.1. Notwithstanding the Licence, BSM or a Related Corporation of BSM nominated by BSM shall be entitled at any time to distribute and sell a Product under its own trade mark or brand name in any one or more countries in the Territories upon giving written notice to Glaxo Australia. The notice shall specify the country or countries in which BSM decides to distribute and sell and specify the particular Product.

BSM shall use, and shall procure that its nominated Related Corporation uses, best endeavours to:

(a) use the Product supplied under this clause 8 by Glaxo Australia for its intended purposes; and

(b) ensure that sales of Product supplied by Glaxo Australia under this clause 8 are to customers within the specified country or countries and shall not be exported from that country or those countries.

8.2. BSM shall when giving notice under clause 8.1 inform Glaxo Australia of the ex factory price necessary to enable it to obtain a 50% gross profit margin based on Australian selling price to wholesalers and recognising that Product supplied by Glaxo Australia to BSM pursuant to this clause will be supplied FOB Glaxo Australia's premises at Boronia.

8.3. Glaxo Australia shall thereafter supply such Product to BSM or its nominated Related Corporation at the greater of:

(a) the price specified in clause 8.2; and

(b) 115% of the actual cost to Glaxo Australia of supplying the specified Product as required by BSM or its nominated Related Corporation, including the cost of labour, materials and chemicals used in that Product and a reasonable allowance for overheads.

8.4. In the event of co-marketing under this clause 8, BSM shall be responsible for bearing the costs of obtaining any and all relevant marketing approvals or licences, the costs incurred in respect of BSM's artwork and packaging materials required for the packaging of the Product under BSM's own trademark or brand name and any additional costs incurred on an ongoing basis in respect of the marketing or packaging of BSM product. An appropriate allowance shall be made for such additional costs in the ex-factory price to BSM.

Glaxo Australia shall provide, or shall procure, the provision of reasonable information (including Product Registration Data) and assistance to BSM or its nominated Related Corporation to obtain or procure all statutory, regulatory, administrative or government approvals, consents or registrations (including any Health Regulatory Body approvals or registrations and Product Licence Application approvals) required by law to be obtained in connection with the use and sale of the specified Products in the nominated country or countries and otherwise to enable BSM or its nominated Related Corporation to exercise the co-marketing rights granted under this clause 8.

8.5. Any Product supplied by Glaxo Australia to BSM or its nominated Related Corporation pursuant to clause 8.2 shall not be included in the calculation of royalties payable by Glaxo Australia pursuant to clause 7.

8.6. If the Licence becomes non-exclusive in respect of Intellectual Property or Intellectual Property Rights associated therewith pursuant to clause 6.2, BSM may itself or through a third party licensee exploit that Intellectual Property and the Intellectual Property Rights associated therewith including, but not limited to -

(a) manufacturing, distributing and selling Products, or

(b) granting a non-exclusive right and licence to manufacture, distribute and sell Products,

under BSM's or its licensee's trade mark or brand name in the country or countries in respect of which the Licence has become non-exclusive.

8.6A If the Licence becomes limited pursuant to clause 13.1A, BSM may itself or through a third party licensee exploit Intellectual Property and the Intellectual Property Rights associated therewith not covered by the limited Licence.

8.7. BSM may, to the extent reasonably necessary, disclose Confidential Information to any licensee to enable BSM and that licensee to exercise the rights and licences granted under clauses 8.6 and 8.6A **PROVIDED THAT** the licensee first undertakes in writing to keep disclosed Confidential Information confidential in a similar manner to that imposed on Glaxo Australia under clause 11 of this agreement.

**Pharmaceutical Competitor**

8.8. If BSM becomes a Related Corporation to a Pharmaceutical Competitor, Glaxo Australia may give to BSM a notice under this clause 8.8 ("election notice"). The election notice shall provide that Glaxo Australia desires to terminate the rights given to BSM or its nominated Related Corporation under this clause 8 ("rights").

BSM shall, within 60 days of becoming aware that it has become a Related Corporation to a Pharmaceutical Competitor, give notice of that fact to Glaxo Australia.

Upon receipt of the election notice, BSM and Glaxo Australia shall meet and discuss in good faith the terms and conditions (including compensation to BSM for the loss of rights) upon which the rights will terminate. If BSM and Glaxo Australia cannot agree on the terms and conditions within 60 days after service of the election notice, the rights shall continue in full force and effect.

If Glaxo Australia does not give the election notice within 60 days after becoming aware that BSM has become a Related Corporation of a Pharmaceutical Competitor, Glaxo Australia's right to give the election notice shall lapse and the rights shall continue.

9. **SUB-LICENCES**

9.1. BSM recognises that Glaxo Australia will find it desirable to sub-license the Licence to a Related Corporation or Related Corporations in a particular country or group of countries in respect of one or more Products. Glaxo Australia recognises that any such sub-licence would of necessity require similar obligations to be imposed on any sub-licensee as those imposed on Glaxo Australia under this agreement to preserve and protect BSM's rights.

9.2. Glaxo Australia shall have the right to grant sub-licences to a Related Corporation in respect of a particular country or group of countries in respect of one or more Products provided such sub-licence contains the terms and conditions as generally set out below:

(a) the sub-licence is granted to a Related Corporation of Glaxo Australia with the commercial capacity to promote and exploit the relevant Product with due diligence and probity;

(b) the sub-licence recognises that the sub-licence may become non-exclusive pursuant to clause 6.2 hereof or limited pursuant to clause 13.1A hereof;

(c) the sub-licensee acknowledges that BSM owns the Intellectual Property and Intellectual Property Rights associated therewith;

(d) the sub-licence prohibits the sub-licensee from taking any action or allowing any action to be taken which detracts from the ownership of the Intellectual Property Rights by BSM;

(e) the sub-licence is in the English language, executed by the sub-licensee and giving its place of business;

(f) the sub-licence requires the sub-licensee to maintain all books, records and accounts necessary to enable verification of the amount of Sales and total Net Sales Revenue and royalties and other income required to be paid by Glaxo Australia to BSM;

(g) the sub-licence limits the duration of the sub-licence in respect of any Product to the term of this agreement and further provides for the sub-licence to terminate automatically upon the termination of this agreement or upon an Insolvency Event (as that term is defined in clause 13) occurring in relation to the sub-licensee;

(h) the sub-licence prohibits the sub-licensee, without the consent of BSM, from assigning, transferring, mortgaging or parting with any of its rights under the sub-licence;

(i) the sub-licence provides that the sub-licence will terminate in the event that the relevant company ceases to be a Related Corporation of Glaxo Australia and prevents the sub-licensee from assigning transferring mortgaging or parting with any of its rights under the sub-licence save and except to a Related Corporation of Glaxo Australia.

(j) the sub-licence obliges the sub-licensee to maintain the insurances referred to in clause 16 of this Agreement and to obtain and maintain the registrations and approvals referred to in clause 15 of this Agreement as apply to that sub-licensee.

9.3. If a sub-licence to be granted by Glaxo Australia in favour of its Related Corporation complies in all material respects with the above requirements it will not be necessary for Glaxo Australia to seek the consent of BSM to the granting of such sub-licence. Glaxo Australia shall however within 1 month of the entering into of such sub-licence notify BSM of the granting of the licence by Glaxo Australia and shall provide BSM with general details of the sub-licensee and a copy of the executed sub-licence.

9.4. In the event that Glaxo Australia desires to sub-licence its right and licence hereunder on terms and conditions not in accordance with the clauses 9.1-9.3, then no such sub-licence shall be entered into except with the prior consent in writing of BSM which consent will not be unreasonably withheld where that sub-licence includes terms and conditions similar to those referred to in clause 9.2, imposes upon the sub-licensee the material obligations with which Glaxo Australia would be obliged to comply if it was to do what it is intended the sub-licensee is to do under the sub-licence and the proposed sub-licensee has the capacity to promote and exploit the relevant products with due diligence and probity.

10. **MANAGEMENT**

**Management Committee**

10.1. BSM and Glaxo Australia shall form a management committee consisting of 4 persons, 2 of which will be representatives of BSM and 2 of which will be representatives of Glaxo Australia. Either party may replace one or more of its representatives at any time.

The Management Committee shall appoint 1 of its members as chairman. The first chairman shall be a BSM representative, who will hold office for the first 2 meetings of the Management Committee. The second chairman shall be appointed by Glaxo Australia for the ensuing 2 meetings of the Management Committee. Thereafter, the chairman shall rotate between a BSM representative and a Glaxo Australia representative for each ensuing 2 meetings. The chairman shall not have a second or casting vote on decisions of the Management Committee.

10.2. The Management Committee will be established, representatives will be nominated by the parties and its first meeting shall be held at such place and at a time that BSM and Glaxo Australia may mutually agree.

10.3. The Management Committee shall meet and regulate its own proceedings as decided from time to time by it **PROVIDED THAT** a quorum for any meeting shall be 1 BSM representative and 1 Glaxo Australia representative and **PROVIDED FURTHER THAT** the Management Committee will meet at least 3 times in each 12 month period during the term of this agreement.

10.4. The Management Committee may invite representatives of CSIRO, VCP and GGRL to attend and speak at meetings but those persons shall not be entitled to participate or vote on Management Committee decisions.

10.5. Minutes of all Management Committee meetings shall be kept.

**Decisions**

10.6. Only if Glaxo Australia and BSM representatives agree to a decision of the Management Committee will that decision be implemented or caused to be implemented.

**Duties**

10.7. The general duty of the Management Committee shall be to manage and direct the Project.

10.8. Specific duties of the Management Committee shall include determining and agreeing upon -

(a) a detailed network plan for the conduct of the Project including a series of short and middle term objectives designed to give effect to the objectives, plans, activities, experiments, milestones and all other specific activities of the Project ("Network Plan");

(b) a work schedule for the conduct of the Network Plan setting out the anticipated date of the completion of the various tasks comprising the Network Schedule and projections as to performance of the various research tasks comprising the Network Plan ("Work Schedule");

(c) a detailed specific cost analysis of the specific costs of each item comprising the Network Plan and the Work Schedule;

(d) the Budget;

(e) formal proposals to obtain Exploratory Development Approval in relation to Compounds **PROVIDED THAT** Glaxo Australia shall be entitled to submit any Compound to GGRL for Exploratory Development Approval;

(f) the terms, subject matter and content of disclosure of Confidential Information pursuant to clause 11;

(g) investigation of the patentability of Intellectual Property pursuant to clause 12; and

(h) publication of research pursuant to clause 11.

**Reports**

10.9. The Management Committee shall for each of its meetings during the Research Period cause to be prepared the following written reports -

(a) **Status Summary Report** - this report shall summarise the current status of the Project including -

(i) all current activities;

(ii) all activities which have been completed since the last report;

(iii) all activities which are to be begun;

(iv) any changes in technical, personnel or financial plans; and

(v) the identification of the problems solved since the last report.

(b) **Problem Analysis Report** - this report shall specify the problems which have been solved or which are to be resolved which substantially affect the progress of the Project;

(c) **Updated Network Plan** - this shall indicate which specific Network Plan milestones have been achieved, any approved changes to the Network Plan since the last report, any approved revised schedule completion dates, durations, actual completion dates, any re-estimated critical or near critical paths and all other such matters relating to the Network Plan;

(d) **Technical Report** - this report shall include a detailed technical report covering each milestone in the Work Plan specifying in detail the work undertaken and the results obtained including a statement of the activity, its aim, and the variables being investigated, detailed descriptions (including chemical analysis where appropriate) and detailed description of all test results and evaluations of all test results; and

(e) **Personnel Report** - this report shall include the names of professional personnel engaged on the project, the number of hours each professional person has worked and any explanatory notes for any significant changes to the personnel plan.

**Budget**

10.10. The Management Committee shall prepare a budget for the Project. The first budget will cover the period up to the next 30 June occurring after the Commencement Date and thereafter for the 12 month periods during the Research Period.

10.11. The Budget will be updated by the Management Committee on a half yearly basis so that the Budget continuously covers a period of 12 months in advance of each half year.

10.12. The Budget shall include estimates of Direct Research Expenditure and Associated Research Expenditure for the period covered by it.

**Access**

10.13. Each of BSM and Glaxo Australia shall have full and free access to any minutes, reports, plans, budgets or other documents produced held by or tabled before the Management Committee.

**Reporting**

10.14. BSM and the Glaxo Group shall provide full and complete information and reports to the Management Committee of each of their individual activities during the Project at such times and in the manner required by the Management Committee.

## 11. CONFIDENTIALITY AND PUBLICATIONS

**Confidentiality**

11.1. All Confidential Information disclosed by any member of the Biota Group or any member of the Glaxo Group to each other or to any of their employees, officers, agents or contractors under or in connection with this agreement shall be and be deemed to be so disclosed on terms of strict confidence, permanently prohibiting further disclosure or use which is not authorised under this agreement.

11.2. The parties shall and shall procure that each member of the Biota Group and the Glaxo Group will each use their best endeavours at all times to protect and preserve the confidential nature and continued secrecy of all Confidential Information and shall not directly or indirectly -

(a) publish, disclose or release Confidential Information to third parties or the public, or

(b) use, permit or suffer third parties or the public to use the Confidential Information,

except for the purposes of exercising its rights and performing its obligations under this agreement.

11.3. Further to safeguard the confidentiality of Confidential Information, the parties shall and shall procure that each member of the Biota Group and the Glaxo Group will each take all practicable steps to procure that the same is not disclosed to, or obtained from it or its employees, officers, agents or contractors by, any persons other than those laboratory and other technical or sales personnel employed by it or acting on its behalf who are required to have access to it in order to enable this agreement to be carried into effect and ensure that each and every employee, officer, agent, contractor or person who does or may have access to Confidential Information will execute a confidentiality agreement in the form of the document set out in Part A of schedule 2.

11.4. The parties shall and shall procure that each member of the Biota Group and the Glaxo Group shall each use their best endeavours to procure that each of its employees, officers, agents or contractors to whom Confidential Information is or has been disclosed ("disclosee") shall not disclose or use any of that Confidential Information contrary to the requirements of this clause 11, either during or after the termination of the employment, office, agency or contract of the disclosee. Any disclosure to a disclosee shall only be made on a needs to know basis and subject to the disclosee entering into a written undertaking to keep Confidential Information confidential in the form of the confidentiality agreement set out in Part A of schedule 2 prior to disclosure. In the event of any breach or threatened breach of the undertaking given by a disclosee, the relevant disclosor shall use best endeavours to enforce or procure the enforcement of that undertaking or obligation. Glaxo Australia and GGL shall be deemed to have complied with their obligations under clauses 11.3 and 11.4 in respect of obtaining written undertakings of confidentiality in respect of employees if confidentiality undertakings are given by those employees in their contract of employment with a member of the Glaxo Group.

11.5. The parties shall and shall procure that each member of the Biota Group and the Glaxo Group shall not at any time make or assist any other person whatsoever to make any unauthorised disclosure or use of any Confidential Information and shall take all practicable steps to procure and ensure that every person who, as its employee, officer, agent, contractor or otherwise through or from it, acquires or becomes possessed or apprised of any Confidential Information at any time shall not make or assist any other person whatsoever to make any unauthorised disclosure or use of that Confidential Information.

**Disclosure**

11.6. If it is necessary or desirable to disclose Confidential Information to third persons other than employees, officers, agents, sub-contractors, sub-licensees, licensees or Related Corporations of BSM or Glaxo Australia in order to explore the Commercialisation of Products -

(a) the party wishing to make the disclosure will inform the Management Committee of the identity of the person to whom the party wishes to make the disclosure and the proposed subject matter and content of the disclosure;

(b) subject to clause 11.6(c), the Management Committee may, after consultation, permit the party to make the disclosure on such terms as to subject matter and content as the Management Committee may prescribe; and

(c) a party may not make a disclosure pursuant to this clause unless, before the disclosure is made, the party obtains agreement in writing from the disclosee that the disclosee will not, directly or indirectly, publish disclose release use or assist any third person to publish disclose release or use the Confidential Information except for the limited purpose approved by the Management Committee.

It shall not be necessary for Glaxo Australia to obtain the prior approval of the Management Committee under this clause 11.6 where it is necessary to disclose such information to a prospective sub-licensee (being a Related Corporation of Glaxo Australia) for the purposes of evaluation by that prospective sub-licensee, so long as such a prospective sub-licensee and all persons to whom the information is to be disclosed executes prior to receipt of any such information a confidentiality agreement in the form set out in Part B of schedule 2.

If a party discloses Confidential Information to a person pursuant to this clause 11.6, the party will -

(a) use its best endeavours to procure that the disclosee abides by the agreement of confidentiality given by the disclosee; and

(b) take all practicable steps to enforce or procure the enforcement of the agreement of confidentiality given by the disclosee.

**Publications**

11.7. A party or any Related Corporation ("the publishing party") may publish research arising from or related to the Project after first obtaining the consent in writing of the other parties ("the non-publishing parties") as provided in this clause -

(a) not less than 3 months before the date on which it is proposed to publish the research or submit it for publication, as the case may be, the publishing party must submit the proposed publication ("the proposal") to the Management Committee for consideration;

(b) the non-publishing parties must inform the Management Committee whether they consent to publication of the proposal in the form submitted to the Management Committee within 1 month of the date of such submission;

(c) if any non-publishing party does not consent to publication in the form submitted, the parties, through the Management Committee, will consider publication with such amendments (including deletions) as may be agreed and the publishing party may only publish research in the form consented to by the non-publishing party;

(d) if any non-publishing party does not consent to a proposal (whether as originally submitted or with any proposed amendments, including deletions), the publishing party may, after the end of the 6th month from the date the proposal was finally refused, re-submit the proposal to the Management Committee for consideration and the provisions of this clause will apply to that re-submission as if it were a new proposal;

(e) in deciding whether to consent to a proposal pursuant to this sub-clause, the parties will have regard to the necessity of preserving the confidentiality of the Disclosed Information, any prejudice which may result to the grant, or the possible grant, of a patent for any invention made in or arising from the conduct of the Project and the consequences and implications for the commercial exploitation of the Products.

**PROVIDED THAT** nothing in this clause shall affect the operation of the CSIRO Agreement and the reservation by CSIRO of rights to publish (if any) contained therein.

11.8. A party may not disclose or otherwise release to any person the terms or substance of this agreement (or any part thereof) without first obtaining the prior written consent of the other parties.

11.9. Nothing in this agreement prevents disclosure by a party of information about the Project or this agreement -

(a) to the extent required by law, pursuant to the rules or regulations of a recognised stock exchange applicable to the party or a Related Corporation or to any agency authority instrumentality or Minister of any state or government, or

(b) to the party's legal advisors (including patent attorneys) for the purposes of obtaining legal advice (including advice in connection with the patenting, or patentability, of any invention), or

(c) to potential investors in the Project or the Products if notice of withdrawal is given by Glaxo Australia or BSM pursuant to clause 4.11,

**PROVIDED THAT**, before making a disclosure under clause 11.9(a), the party consults with the other party and obtains that party's consent to the terms and content of disclosure such consent not to be unreasonably withheld having regard to the disclosure requirements placed upon the party.

11.10. The rights and obligations of the parties with respect to confidentiality and restrictions herein as to use shall survive termination of this agreement **PROVIDED THAT** nothing in this clause 11 will restrict or inhibit a party from exercising its rights in relation to Intellectual Property or Intellectual Property Rights associated therewith after termination of this agreement or after the Licence is limited pursuant to clause 13.1A.

## 12. PATENTS AND OTHER INTELLECTUAL PROPERTY

12.1. BSM shall be responsible for drawing the specifications for, prosecuting, obtaining or maintaining the BSM Patents including the payment of all costs and expenses associated therewith. If BSM does not comply with its obligations hereunder, Glaxo Australia may, at its cost, prosecute, obtain or maintain the BSM Patents on behalf of BSM.

12.2. Glaxo Australia shall be responsible for drawing the specifications for, prosecuting, obtaining or maintaining the Future BSM Patents in the name of BSM, including the payment of all costs and expenses associated therewith in addition to its obligations in respect of Direct Research Expenditure and Associated Research Expenditure.

12.3. If either Glaxo Australia or BSM considers that the Intellectual Property (or part thereof) is, or may be, patentable in any country or countries, it must forthwith in writing notify the Management Committee.

12.4. Upon receiving notification pursuant to clause 12.3, the Management Committee will take such steps as it considers necessary or desirable to investigate whether the Intellectual Property (or part thereof) is patentable in any country and the utility of patenting the Intellectual Property (or part thereof) in any country and will report to the parties.

12.5. Upon receiving a report pursuant to clause 12.4, or upon expiration of a period of 21 days after notification pursuant to clause 12.3, whichever is the earlier, BSM and Glaxo Australia may agree to -

(a) file and prosecute a Patent Application for a Future BSM Patent for the Intellectual Property (or part thereof);

(b) take further steps to promote or secure the grant of a Future BSM Patent for the Intellectual Property (or part thereof); or

(c) treat the Intellectual Property (or part thereof) as a trade secret.

Notwithstanding that BSM and Glaxo Australia do not agree to file and prosecute a Patent Application under this clause, Glaxo Australia may nonetheless file and prosecute a Patent Application in accordance with this agreement.

12.6. If a decision is made pursuant to clause 12.5 to proceed to a Future BSM Patent of the Intellectual Property (or part thereof) or Glaxo Australia unilaterally decides to do so pursuant to clause 12.5, Glaxo Australia -

(a) agrees that any Future BSM Patent will be in BSM's name;

(b) agrees that it will draw specifications for, file and prosecute all applications for such Future BSM Patent and will promptly and fully inform BSM about the progress of Patent Applications; and

(c) will pay the cost of obtaining and maintaining any Future BSM Patent including the costs of any patent attorney retained by Glaxo Australia for the purpose of obtaining the Future BSM Patent but excluding any Future BSM Patent applied for by BSM pursuant to clause 12.7.

12.7. If, pursuant to clause 12.5, a decision is made not to apply for or proceed with Patent Application for a Future BSM Patent for the Intellectual Property (or part thereof) and subject to any agreement reached under clause 12.5, BSM may apply for that Future BSM Patent on its own behalf (and will bear the cost and expense of obtaining and maintaining such Future BSM Patent) **PROVIDED THAT** Glaxo Australia may, after meeting and discussing the reasons for and against with BSM, veto BSM's decision to do so in which case Glaxo Australia shall take into account any possible adverse effect that veto may have on BSM's position in respect of Intellectual Property Rights and BSM's entitlement to royalties under this agreement.

12.8. Each party will render and shall procure that where necessary its employees or consultants will render all reasonable assistance which the other party may reasonably require to file prosecute obtain or maintain any Patent Application made pursuant to this agreement or any Patent granted as a result thereof.

12.9. The parties shall procure that any third party research organisation (including CSIRO and VCP) and any individual research scientist involved in the Project shall assign, set over or better assure to BSM all and any rights or interests (if any) held or purportedly held by that organisation or that person related to the Intellectual Property or Intellectual Property Rights associated therewith.

**Infringement or challenge**

12.10. Each party will promptly and fully inform the other in writing of -

(a) any infringement or threatened infringement of BSM's or Glaxo Australia's rights in and to the BSM Patents, Future BSM Patents, Intellectual Property Rights associated with the Intellectual Property or any part thereof,

(b) any unauthorised use of the BSM Patents, Future BSM Patents, Intellectual Property Rights associated with the Intellectual Property or any part thereof, or

(c) any challenge or threatened challenge to the grant or validity of any BSM Patent or Future BSM Patent or any part thereof or a party's rights to use the Intellectual Property Rights associated with the Intellectual Property or any part thereof as contemplated by this agreement,

which may come to that party's attention.

12.11. Upon receiving a notice under clause 12.10, BSM and Glaxo Australia will confer in good faith to determine what reasonable steps should be taken and the best course of action to adopt in relation to the threatened infringement, unauthorised use or challenge.

12.12. Except where the, or the threatened, infringement, unauthorised use or challenge relates to Intellectual Property (or part thereof) for which BSM has applied for a Future BSM Patent pursuant to clause 12.7, Glaxo Australia shall have the exclusive first right but not the obligation to initiate infringement proceedings, oppose or defend any challenge, initiate proceedings to curtail any unauthorised use or take such other steps, as the case requires, in relation to any BSM Patent, Future BSM Patent or the Intellectual Property Rights. If Glaxo Australia decides to take action in accordance with this clause, it shall notify BSM in writing of that decision and shall pay all costs or expenses associated with that action (including costs and expenses of legal proceedings) with a right to recoupment as set out in clause 12.13 and will indemnify BSM from and against all costs and expenses incurred in or about the same.

12.13.1 If Glaxo Australia either in its own name or through its sub-licensee, decides to take action (including the taking of legal proceedings) to defend any challenge or curtail any infringement (in this clause 12.13 referred to as "Proceedings") the following provisions shall apply.

(a) The Proceedings will be instituted in the country where the challenge or infringement occurs or, where the challenge or infringement arises in a member country of the European Economic Community, in such country within the European Economic Community deemed most appropriate (in this clause 12.13 referred to as the "Relevant Country").

(b) Glaxo Australia shall bear 100% of the costs of the Proceedings.

(c) From the commencement of the Proceedings, Glaxo Australia shall be entitled to retain and accrue 50% of the actual reasonable external legal costs (as opposed to internal in house legal costs of Glaxo Australia including staff lawyers experienced in patent law) of the Proceedings incurred by Glaxo Australia during each 6 month royalty period (as determined by clause 7.4) from the royalties otherwise payable by Glaxo to BSM for Sales of Product **PROVIDED THAT** in no event will the amount retained and accrued each 6 month period exceed 50% of the royalties otherwise payable to BSM for Sales. At the end of each 6 month period, Glaxo Australia will provide a statement to BSM setting out the actual reasonable costs of the Proceedings incurred during that period. Glaxo Australia's right to retain and accrue royalties hereunder shall continue until either successful conclusion of the Proceedings or cessation of the infringement or challenge occurs.

(d) If there are insufficient accrued royalties to meet 50% of the external legal costs incurred during the course of the Proceedings, Glaxo Australia shall be entitled to recoup the outstanding amount from future royalties payable to BSM by withholding a sum not exceeding one third of the royalties payable to BSM.

(e) Glaxo Australia or its permitted sub-licensee shall not compromise or settle the Proceedings without the prior written consent of BSM. If Glaxo Australia considers that the Proceedings should be compromised or settled prior to Final Judgement, Glaxo Australia and BSM shall meet and discuss in good faith the appropriate course of action recognising that BSM's rights to royalty may be adversely effected if the infringement is permitted to continue or the challenge is not successfully defended as a result of a compromise or settlement of the Proceedings. It is acknowledged by Glaxo Australia and BSM that the compromise of such proceedings may involve the licensing or cross licensing of the Intellectual Property Rights, BSM Patents or Future BSM Patents and/or the payment of a royalty to a third party in order to enable continued manufacture of Glaxo's Products, in which case it may be appropriate that the royalty payable to BSM be reduced by an appropriate amount to take account of such additional external royalties.

(f) If Glaxo Australia or its permitted sub-licensee recovers any damages or accounts of profit in any successful Proceedings, the amounts of any judgment for past infringement or challenge actually paid to Glaxo Australia or its relevant sub-licensee shall be first applied to reimburse Glaxo Australia or its permitted sub-licensee for its reasonable internal costs and expenses (as opposed to external legal costs) in prosecuting such proceedings and to reimburse BSM for expenses incurred by it in accordance with clause 12.13(g). The balance, if any, shall be apportioned and paid as follows:

 (i) to BSM - that percentage equal to the royalty rate then payable to BSM on Sales in the Relevant Country; and

 (ii) to Glaxo Australia - the balance.

(g) If Glaxo Australia or its permitted sub-licensee recovers legal costs from the other party or parties to the Proceedings, 50% of those recovered costs shall be payable to BSM but shall, prior to payment to BSM, be applied in paying any legal costs not recouped from royalties pursuant to clause 12.13.1(d). Any remaining balance shall be paid to BSM.

(h) BSM shall furnish Glaxo Australia, upon the request of Glaxo Australia, with all evidence and information in its possession and control pertaining to the Proceedings and BSM shall join therein on a non controlling basis to the extent requested by Glaxo Australia including if required the lending of its name to any such action either as a direct party or as a third party. If the furnishing of evidence and information or joining as a party as aforesaid is likely to involve BSM in any material expense those expenses shall be reimbursed to BSM pursuant to clause 12.13.1(f).

(i) If a Final Judgement is received in the Relevant Country resulting in the Proceedings being unsuccessful, all royalties payable in respect of Sales of Product in the Relevant Country shall cease to be payable from the date of the Final Judgement and clause 6.2 shall operate in respect of the Licence in the Relevant Country.

(j) For the purposes of this clause 12.13.1, "Final Judgment" means a judgment or decree which is entered and which becomes not further reviewable through the exhaustion of permissible applications for re-hearing or review by any superior Court or tribunal, or through the expiration of the time permitted for such application in the Relevant Country.

12.13.2 Where there is an alleged infringement or challenge and Glaxo Australia decides not to take Proceedings, BSM shall have the right to take legal proceedings to defend the challenge or curtail the infringement and in such case it shall do so at its own expense and will be entitled to any damages or accounts of profits awarded in its favour as a result of such proceedings. Glaxo Australia will at BSM's expense provide all reasonable evidence information and assistance to BSM in its possession or control pertaining to such proceedings and Glaxo Australia or its relevant sub-licensee shall join therein on a non controlling basis to the extent requested by BSM including if required the lending of its name to any such action either as a direct party or a third party. If BSM's proceedings are successful, the Licence in the Relevant Country shall not revert to an exclusive licence.

12.13.3 If an infringement or challenge occurs in any further country ("Second Country") similar to that which has occurred in the Relevant Country, the following provisions shall apply.

(a) BSM and Glaxo Australia shall confer in good faith to determine what reasonable steps should be taken and the best course of action to adopt in relation to that infringement or challenge in the Second Country.

(b) If BSM and Glaxo Australia agree to take Proceedings in the Second Country, clause 12.13.1 shall apply mutatis mutandis and references therein to Relevant Country will be read as references to Second Country.

(c) If BSM and Glaxo Australia agree not to take Proceedings, all royalties payable in respect of Sales of Products in the Second Country shall cease to be payable from the date of the decision and clause 6.2 shall operate in respect of the Licence in the Second Country.

(d) Notwithstanding clause 12.13.3(c), BSM may itself decide to take Proceedings whereupon royalties shall still cease in accordance with that clause, but if BSM's Proceedings are successful the Licence in the Second Country shall not revert to an exclusive licence.

**Ownership**

12.14 Other than the rights given to it pursuant to this agreement and in particular clause 3.9, Glaxo Australia shall have no right title or interest in the Intellectual Property or the Intellectual Property Rights associated therewith.

12.15 Subject to clause 3.9(c), if Glaxo Australia or any member of the Glaxo Group brings to the Project any Compound or develops or generates any Compound during the course of the Project, Glaxo Australia acknowledges and agrees and shall procure that any member of the Glaxo Group acknowledges and agrees that BSM shall have all right title and interest in the Intellectual Property relevant to that Compound and shall execute and deliver any document or other instrument necessary or desirable to fully assure and vest in BSM all Intellectual Property Rights in that Compound.

12.16 Subject to any applicable laws, Glaxo Australia will not and shall procure that no member of the Glaxo Group or any permitted sub-licensee will, infringe or challenge any, or any application for any, BSM Patent or Future BSM Patent anywhere in the world. The obligations of Glaxo Australia under this clause shall survive termination of this agreement.

12.17 BSM will in determining whether to proceed with publication of the Patent Specifications for the BSM Patents take into account any possible adverse effect that publication may have on Glaxo Australia's position in respect of ultimately obtaining patent protection by a specific patent on a Compound used or to be used in a Product or the achievement of the general objectives of this agreement. Glaxo Australia and BSM will meet and discuss the reasons for and against publication prior to publication at a mutually convenient time upon the written request of Glaxo Australia.

## 13. TERMINATION

13.1. BSM or Glaxo Australia may terminate this agreement if:

(a) the other or any Related Corporation of the other is in material breach or default of its obligations under this agreement; or

(b) any of the following events ("Insolvency Event") occurs in relation to the other:

(i) a petition is presented or an order is made for provisional liquidation, dissolution or winding up;

(ii) any proposal to or the making of a compromise or arrangement with creditors or commission of an act of bankruptcy occurs;

(iii) a receiver or receiver and manager is appointed over the whole or any part of its undertaking, property or assets and the appointment is not revoked or overturned within 30 days after the date of the appointment;

(iv) an agent in possession is appointed by any third party over or in respect of any of its undertaking, property or assets; or

(v) any distress, execution, attachment or other process is made or levied against any asset for an amount in excess of $100,000 (indexed in accordance with clause 18) and remains outstanding or unsatisfied for a period of 60 days.

13.1A BSM may terminate this agreement if any member of the Glaxo Group whether pursuant to clause 3.9 or otherwise -

(a) makes an IND/CTX Application for, or

(b) Commercialises,

a chemical compound which falls within the description of a Start Compound and is to be incorporated in a product which is to inhibit influenza virus A and/or B neuraminidase **PROVIDED THAT** if a Compound has received IND/CTX Application approval, BSM's right to terminate this agreement shall not be absolute and this agreement shall continue in respect of that Compound, it being the intention of the parties that the Licence, in respect of that Compound and associated Intellectual Property Rights, continue in accordance with this agreement and that the terms and conditions of this agreement apply mutatis mutandis to that limited Licence.

13.2. BSM and Glaxo Australia may mutually agree to terminate this agreement.

13.3. This agreement terminates on and from -

(a) in the case of termination pursuant to clauses 13.1(a) or 13.1A, the date the party serves on the other party ("defaulting party") a notice terminating this agreement for that breach or default **PROVIDED THAT** a party may not serve such a notice until the expiry of 60 days from the service on the defaulting party of a notice specifying the breach or default and allowing the defaulting party 60 days to remedy that breach or default,

(b) in the case of termination pursuant to paragraphs 13.1(b)(i), (ii) or (iv), on and from the date of the Insolvency Event;

(c) in the case of termination pursuant to paragraphs 13.1(b)(iii) or (v), on and from the expiration of the time period referred to in the relevant paragraph; or

(d) in the case of termination pursuant to clause 13.2, on and from the date mutually agreed by BSM and Glaxo Australia.

13.4. If an Insolvency Event occurs in respect of any permitted sub-licensee of Glaxo Australia, the relevant sub-licence shall terminate on and from the date of the Insolvency Event.

13.5. In this clause 13, a winding up or liquidation for the purpose of a reconstruction or amalgamation by any party or by either the Biota Group or the Glaxo Group shall not be an event permitting or giving rise to termination if after that reconstruction or amalgamation the resulting corporation becomes bound by the terms of this agreement by way of assignment or novation.

## 14. CONSEQUENCES OF TERMINATION

14.1. Subject to clauses 11 and 13.1A and the succeeding provisions of this clause 14, upon termination of this agreement pursuant to clause 13, this agreement, the Licence and all other rights and obligations are at an end.

14.2. Any termination of this agreement is without prejudice to any party's rights against the other party which have accrued prior to the time at which termination occurred.

14.3. Subject to clause 14.5, Glaxo Australia shall immediately upon termination return to BSM all samples and information in documentary form relating to Compounds together with any information in documentary form relating to the Confidential Information, the Intellectual Property or the Intellectual Property Rights and any copies of information in documentary form relating to the Compounds the Confidential Information obtained or received by Glaxo Australia from persons other than BSM during the term of this agreement.

14.4. BSM recognises that Glaxo Australia may have stocks of Product at the time of termination and in that event may -

(a) require Glaxo Australia to deliver those stocks to BSM at manufactured cost plus 15% and FOB Glaxo Australia's or its sub-licensee's premises **PROVIDED THAT** Glaxo Australia or its permitted sub-licensee shall be entitled to remove from such Product all labelling identifying the Product as that of Glaxo Australia or its permitted sub-licensee, or

(b) permit Glaxo Australia to sell those stocks of Product within 3 months of termination whereupon Glaxo Australia will continue to comply with the obligations imposed by clauses 9, 11, 12, 15, 16 and 17 of this agreement for sales made by it pursuant to this clause 14.4(b),

**PROVIDED THAT** this clause shall not operate if clause 14.5 operates.

**Breach by BSM**

14.5. In the event that Glaxo Australia terminates this agreement pursuant to clauses 13.1(a) or 13.1(b) the following provisions shall apply.

(a) The Licence shall continue in effect in accordance with this agreement and Glaxo Australia's right to sub-licence shall become unconstrained by clause 9 hereof.

(b) Royalties shall cease to be payable in respect of any Product incorporating a Compound that has not, at the effective date of termination, been given Exploratory Development Approval.

(c) Royalties shall continue to be paid in accordance with this agreement in respect of Sales of Products incorporating Compounds that have, prior to the effective date of termination, been given Exploratory Development Approval.

(d) No further amounts shall be payable pursuant to clauses 4.4, 5.1, 5.4, 5.5, 5.6 or 7.5 other than:

(i) payments that have accrued and remain unpaid as at the effective date of termination; and

(ii) payments pursuant to clauses 5.4, 5.5 and 5.6 in respect of Compounds which have received Exploratory Development Approval as at the date of effective termination.

(e) BSM shall, subject to the consent of CSIRO and the VCP, assign to Glaxo Australia its right title and interest in and to the CSIRO Agreement and the VCP Agreement, respectively, and Glaxo Australia shall assume all BSM's liabilities and obligations under those agreements (including the obligation to pay royalty) **PROVIDED THAT** nothing in this clause shall vest in Glaxo Australia or require BSM to assign to Glaxo Australia Intellectual Property, Intellectual Property Rights associated therewith or any other intellectual property or intellectual property rights vested in or owned by BSM pursuant to the CSIRO Agreement or the VCP Agreement.

(f) Any Intellectual Property generated after the effective date of termination shall be or become the property of Glaxo Australia.

(g) BSM shall refund to Glaxo Australia the pro rata proportion of the BSM fee which has been paid in advance calculated from the effective date of termination such amount to be paid to Glaxo Australia within 30 days of the effective date of termination **PROVIDED THAT** if that amount is not paid Glaxo Australia shall be entitled to set off the amount against any royalty payments then due and owing to BSM.

(h) BSM's rights under clause 8 shall cease from the effective date of termination.

(i) Other than as set out in this clause and subject to clause 11, on the effective date of termination this agreement and all other rights and obligations shall be at an end.

## 15. REGISTRATIONS AND APPROVALS

Glaxo Australia or any sub-licensee of Glaxo Australia shall at its expense undertake and be responsible for applying for, obtaining and maintaining all statutory, regulatory, administrative or government approvals, consents or registrations (including any Health Regulatory Body approvals or registrations and Product Licence Applications) required by law to be obtained in connection with the manufacture, use, exercise or sale of Products in any country in which Glaxo Australia or any sub-licensee proposes to make, use, exercise or sell Products **PROVIDED THAT** nothing in this clause shall require Glaxo Australia or any sub-licensee of Glaxo Australia to obtain any approvals or registrations in any Territory where BSM exercises its rights pursuant to clause 8 if Glaxo Australia has not marketed the relevant Products.

16. **INSURANCE AND INDEMNITY**

16.1. Glaxo Australia agrees to, and shall procure that any sub-licensee agrees to, maintain adequate product liability and third party liability insurance in respect of any Product, information or advice arising from the Project used by Glaxo Australia or the sub-licensee and will make, use, exercise and sell Products at Glaxo Australia's or the sub-licensee's own risk and will release and indemnify BSM and its officers, employees, agents and contractors from and against all actions, claims, proceedings or demands which may be brought against it or them for any loss, expense, injury or damage (whether personal or property) including consequential financial loss and, subject to clause 12, any infringement of copyright, patents, trademarks, designs or other intellectual property rights howsoever arising out of the exercise by Glaxo Australia, any sub-licensee or both Glaxo Australia and any sub-licensee of its or their rights under this agreement or under any sub-licence, respectively, and from and against all damages, costs and expenses incurred in defending or settling any such action, claim, proceeding or demands.

16.2. Glaxo Australia will, upon the request of BSM, produce evidence of currency of the insurance policies referred to in clause 16.1. If Glaxo Australia fails to produce such evidence of currency within 60 days from the date it receives notice of such request, Glaxo Australia will be deemed to be in breach of this clause and the provisions of clause 13 will apply.

16.3. Except as expressly provided in this agreement, BSM makes no representations or warranties of any kind, either express or implied to Glaxo Australia or any sub-licensee of Glaxo Australia including express or implied conditions as to merchantable quality or fitness for a particular purpose of the Products.

17. **ACCOUNTS AND INSPECTION**

17.1. Glaxo Australia shall keep at its principal office in Australia and, in addition, each country in which Products are sold (so far as is relevant to Sales in that country) full, true and accurate books of account and records which disclose -

(a) the total number and value of Sales made by Glaxo Australia under the Licence, and

(b) details of all sub-licences granted by Glaxo Australia and the total number and value of Sales made by sub-licencees.

17.2. If BSM disputes any written report provided to it pursuant to clause 7.4 or the calculation of royalty payable on the basis of any report, BSM shall be entitled to retain an independent expert to investigate the report. The expert shall be from one of the major firms of chartered accountants practising in Australia. If the expert reports that the royalty payable is understated, Glaxo Australia shall immediately pay the additional royalty to BSM. The expert shall act as an expert and not as an arbitrator and the expert's decision shall be final and binding on Glaxo Australia and BSM. The costs of the expert shall be paid by Glaxo Australia if the expert reports that Glaxo Australia's written report understates royalties payable to BSM by more than 5%. Otherwise, BSM shall pay the costs of the expert.

17.3. BSM or its duly authorised representatives (including the expert referred to in clause 17.2) shall have access during normal business hours and upon prior appointment to inspect the accounts and records of Glaxo Australia which it is required to maintain under this clause and to take exerts therefrom or make copies thereof solely for the purpose of verifying the accuracy of royalty payments and reports required under this agreement.

18. **INDEXATION**

18.1. Where there is a reference in clauses 4, 5 and 13 to "indexed in accordance with clause 18", the following provisions shall apply.

18.2. The amount to be indexed shall be multiplied by a factor equal to the number (calculated to 3 decimal places) ascertained by dividing the index number in respect of the completed quarter prior to the quarter in which the amount is to be paid falls, by the index number in respect of the quarter ending 30 June 1989.

18.3. In this clause "index number" in relation to a quarter means the All Groups Consumer Price Index number, being the weighted average of the 8 capital cities of Australia, published by the Australian Bureau of Statistics ("Bureau") in respect of that quarter.

18.4. Subject to clause 18.5, if at any time whether before or after the date hereof, the Bureau has published or publishes an index number in respect of a quarter in substitution for an index number previously published by the Bureau in respect of that quarter, the publication of the later index number shall be disregarded for the purposes of this clause 18.

18.5. If at any time whether before or after the date hereof, the Bureau has changed or changes the reference base for the Consumer Price Index then, for the purposes of this clause, after the change took place or takes place regard shall be had only to index numbers published in terms of the new reference base.

18.6. The parties agree that the index number for the quarter ending 30 June 1989 is 192.6.

19. **ASSURANCES AND EXCHANGE OF INFORMATION**

19.1. Biota and GGL shall each use their best endeavours to ensure that BSM and Glaxo Australia, respectively, and any other member of the Biota Group and the Glaxo Group, respectively, perform and observe all agreements, covenants, conditions, acknowledgements or obligations under this agreement and any agreement or transaction contemplated by this agreement.

19.2. Each party shall, and shall procure each of their Related Corporations to keep and maintain full and accurate data and information concerning their respective research under, work on and involvement in the Project and will make that data and information freely available to each other as and when necessary or as and when reasonably requested by any party.

19.3. Each party will, and will procure each of their Related Corporations and any third party researchers (including the CSIRO and the VCP) will, give to the other parties at all convenient times and upon reasonable notice full and free access to its premises and facilities used for the purpose of activities related to the Project or Exploratory Development for the purpose of inspecting activities or data and information kept pursuant to clause 19.2 **PROVIDED THAT** access to the premises of Glaxo Australia, GGL and their Related Corporations pursuant to this clause for the purpose of inspecting activities shall be limited to those premises and facilities which are dedicated to the Project, and then subject to the same conditions and controls as visitors to those premises and facilities are ordinarily subject.

## 20. RESERVATIONS

### Veterinary Applications

20.1. This agreement and the Project are not intended to encompass research and development of Veterinary Applications of Compounds.

20.2. BSM shall be entitled to carry out independent research and development into Veterinary Applications of a Compound or Compounds and to Commercialise Veterinary Applications of a Compound with the prior written consent of Glaxo Australia which consent will not be unreasonably withheld where:

(a) the potential for Therapeutic Application of the Compound has been substantially eliminated;

(b) Glaxo Australia is reasonably satisfied that Patent protection is secure in relation to the Compound; and

(c) Glaxo Australia's commercial interests in relation to the exploitation of a Product for Therapeutic Applications are safeguarded and will not be prejudiced or jeopardised by the Veterinary Application of the Compound.

### Diagnostic Applications

20.3. The parties acknowledge and agree that BSM may carry out research and development into Diagnostic Applications of a Compound or Compounds with the prior written consent of Glaxo Australia which consent will not be unreasonably withheld where:

(a) the potential for Therapeutic Application of the Compound or Compounds will not be jeopardised;

(b) Glaxo Australia is reasonably satisfied that Patent protection is secure in relation to the Compound or Compounds; and

(c) Glaxo Australia is reasonably satisfied that its commercial interests in relation to the exploitation of a Product for Therapeutic Application are safeguarded.

**Serendipitous Discoveries**

20.4. BSM hereby grants to Glaxo Australia a first right to exclusively carry out or conduct further research and development with a view to the Commercialisation of a Serendipitous Discovery upon terms and conditions to be agreed between BSM and Glaxo Australia **PROVIDED THAT** BSM will not, in the event that Glaxo Australia does not exercise its first right hereunder, enter into such further research and development with a third party on terms and conditions more favourable than those allowed to Glaxo Australia.

Glaxo Australia shall, and shall procure other members of the Glaxo Group to, disclose and provide reasonable information and details to BSM of the results of any testing, screening or other research work Glaxo Australia or any other member of the Glaxo Group carries out in relation to Compounds or other Intellectual Property which results constitute or may constitute a Serendipitous Discovery.

**Third party collaboration**

20.5. The parties acknowledge that circumstances may arise where research collaboration with third parties in the Agreement Field or in relation to applications of Compounds is beneficial. BSM and Glaxo Australia shall, if such circumstances arise, meet and discuss in good faith the terms and conditions upon which third party collaboration might take place. The general guidelines for any third party collaboration are as follows.

(a) The collaboration may only be conducted with the written consent of BSM and Glaxo Australia.

(b) If funding or costs are involved, these are to be covered by the party that enters into the collaboration unless Glaxo Australia and BSM otherwise agree.

(c) Any disclosure of Confidential Information to a third party collaborator should only be made to the extent to which such information is required to be disclosed for the purposes of carrying out collaboration.

(d) Information arising from collaboration should be retained as confidential on the same terms and conditions as set out in this agreement.

(e) The party entering into the collaboration agreement should use its best efforts to ensure that any inventions or other intellectual property made by or arising from the third party collaborator in the course of the collaboration are the property of BSM or Glaxo Australia as appropriate and that such intellectual property is treated as far as possible as intellectual property created by one of their employees. In essence the obligations must be such as to place all intellectual property in the same category as Intellectual Property derived from the course of the Project.

(f) If as a result of a collaboration by BSM a royalty becomes payable to a third party as a result of manufacture use or sale of a Product in

accordance with the terms of this agreement then any such payments so made are to be debited against royalties payable to Biota on sales of such Products.

21. **GENERAL**

**Notices**

21.1. A notice, approval, consent or other communication in connection with this agreement:

(a) must be in writing;

(b) must be marked for the attention of the Managing Director; and

(c) must be left at the address of the addressee, or sent by prepaid ordinary post (airmail if posted to or from a place outside Australia) to the address of the addressee or sent by facsimile to the facsimile number of the addressee which is specified in this clause or if the addressee notifies another address or facsimile number then to that address or facsimile number.

The address and facsimile number of each party is:

BSM and Biota
Address: Level 28, Rialto, 525 Collins Street, Melbourne, Australia, 3000
Facsimile: (059) 443 170

Glaxo Australia
Address: 1061 Mountain Highway, Boronia, Australia, 3155
Facsimile: (03) 729 5319

GGL
Address: 6-12 Clarges Street, London W1Y8DH United Kingdom
Facsimile: 0011 44 1 493 4809

21.2. A notice, approval, consent or other communication takes effect from the time it is received unless a later time is specified in it.

21.3. A letter or facsimile is taken to be received:

(a) in the case of a posted letter, on the third (seventh, if posted to or from a place outside Australia) day after posting: and

(b) in the case of facsimile, on production of a transmission report by the machine from which the facsimile was sent which indicates that the facsimile was sent in its entirety to the facsimile number of the recipient **PROVIDED THAT** where transmission is completed after 5pm on a Business Day or is sent on a day that is not a Business Day, the message will not be deemed to have been received until the next Business Day.

**Assignment**

21.4. BSM or Glaxo Australia may not sell, assign, pledge or otherwise dispose of its rights or interests under this agreement or interest in the Project or the Intellectual Property Rights associated with Intellectual Property without the consent of Glaxo Australia or BSM, as the case may be, who may exercise a first right of refusal for any right or interest proposed to be sold or otherwise disposed of ("the first right"). The first right shall be exercisable within 60 days ("exercise period") after the party wishing to sell or otherwise dispose of its rights or interests ("the selling party") gives notice to BSM or Glaxo Australia, as the case may be ("the exercising party") of the terms and conditions, including the price, upon which the selling party proposes to sell or otherwise dispose of its rights and interests. If the exercising party exercises the first right within the exercise period, it shall pay a deposit equal to 10% of the price to the selling party upon exercise of the first right. The balance of the price shall, subject to the obtaining of all necessary government approvals, be paid to the selling party within 90 days after the date of exercise of the first right. If the exercising party does not exercise the first right during the exercise period, the first right shall lapse and the selling party may sell or otherwise dispose of the rights or interests the subject of the first right to any third party **PROVIDED THAT** the sale or other disposal is not on terms or conditions more favourable than that allowed to the exercising party **AND PROVIDED THAT** any sub-licence by Glaxo Australia pursuant to clause 9 shall not be treated as a sale, assignment, pledge or disposal of any of its rights or interests in the Intellectual Property.

**Waiver and variation**

21.5. A provision of or a right created under this agreement may not be:

(a) waived except in writing signed by the party granting the waiver; or

(b) varied except in writing signed by the parties.

**Remedies cumulative**

21.6. The rights, powers and remedies provided in this agreement are cumulative with and not exclusive of the rights, powers or remedies provided by law independently of this agreement.

**Survival of indemnities**

21.7. Each indemnity in this agreement is a continuing obligation, separate and independent from other obligations and survives termination of this agreement.

**Further assurances**

21.8. Each party agrees, at its own expense, on the request of another party, to:

(a) do everything reasonably necessary to give effect to this agreement and the transactions contemplated by it, including without limitation the execution of documents; and

(b) use its best endeavours to cause relevant third parties to do likewise.

**Supervening legislation**

21.9. Any present or future legislation which operates to vary an obligation or right, power or remedy of a person in connection with this agreement is excluded except to the extent that its exclusion is prohibited or rendered ineffective by law.

**Time of the essence**

21.10. Time is of the essence of this agreement in respect of an obligation of Glaxo Australia to pay money.

**Severability**

21.11. If the whole or any part of a provision of this agreement is void, unenforceable or illegal in a jurisdiction it is severed for that jurisdiction. The remainder of this agreement has full force and effect and the validity or enforceability of that provision in any other jurisdiction is not affected. This clause has no effect if the severance alters the basic nature of this agreement or is contrary to public policy.

**Entire Agreement**

21.12. This agreement constitutes the entire agreement of the parties about its subject matter and all previous agreements, undertakings and negotiations on that subject matter cease to have any effect.

**Governing law, jurisdiction and service of process**

21.13. (a) This agreement and the transactions contemplated by this agreement are governed by the law in force in the State of Victoria.

(b) Each party irrevocably and unconditionally submits to the non-exclusive jurisdiction of the courts of the State of Victoria and courts of appeal from them for determining any dispute concerning this agreement or the transactions contemplated by this agreement. Each party waives any right it has to object to an action being brought in those courts, to claim that the action has been brought in an inconvenient forum, or to claim that those courts do not have jurisdiction.

(c) Without preventing any other mode of service, any document in an action (including, without limitation, any writ of summons or other originating process or any third or other party notice) may be served on any party by being delivered to or left for that party at its address for service of notices under clause 21.1.

**EXECUTED** as an agreement.

## SCHEDULE 1

(BSM Patents)

**Part A:**

Patent designated P1 8111 or PCT/AU89/00197 lodged under rule 1.41 at the United States of America patent office on 19 October 1989.

**Part B:**

A patent in preparation at the date hereof entitled "Antiviral compounds" with designated inventors being P Colman, M von Itzstein, J Varghese and others. The Patent specifications for this patent have been agreed between the parties.

This patent is based on the patent set out in Part A of this Schedule, and is designed to replace it.

The parties acknowledge that this patent will be filed prior to 28 February 1990. At the time of filing the parties will acknowledge the application number, to identify this patent.

## SCHEDULE 2

(Confidentiality agreements)

Part A: Disclosure to employees, etc. (clause 11.3 and 11.4)

SCHEDULE 2
PART A

IF BIOTA IS THE PRINCIPAL, SELECT THE FIRST OPTION IN EACH SET OF SQUARE BRACKETS.

IF GLAXO IS THE PRINCIPAL, SELECT THE SECOND OPTION IN EACH SET OF SQUARE BRACKETS.

THIS AGREEMENT is made the day of 19

BETWEEN: [BIOTA SCIENTIFIC MANAGEMENT PTY LTD of 121 William Street, Melbourne in the State of Victoria ("the Principal" or "Biota")/GLAXO AUSTRALIA PTY LTD of 1061 Mountain Highway, Boronia in the State of Victoria ("the Principal" or "Glaxo")]

of the first part

AND: of ("the Third Party")

of the second part

WHEREAS:

A. Biota and Glaxo and other persons are parties to the Principal Agreement under which Biota, Glaxo and other persons have conducted and are conducting research and development in the Agreement Field.

B. The Third Party desires to collaborate with the Principal, to be employed by the Principal or to continue to be employed by the Principal in a programme of research and development which is in whole or in part within the Agreement Field.

C. The Third Party acknowledges that in the course of or as a result of the collaboration or employment the Third Party may have access to or may become acquainted with

Technical Information. The Third Party acknowledges the desire and right of Biota and Glaxo to preserve the secrecy of the Technical Information and agrees to deal with the Information in accordance with the terms set out herein.

D. The Third Party acknowledges that in the course of or as a result of the collaboration or employment the Third Party may either alone or with the Principal make an invention or discovery, improve on an existing invention, technique or process, or author an original work. The Third Party acknowledges the desire and right of Biota and Glaxo to preserve the secrecy of Results and to secure to Biota the entire right, title and interest in Results including the right to apply for and have granted in Biota's name any patents, registered designs, copyright or other rights of a like nature throughout the world, so that such rights may be dealt with in accordance with the Principal Agreement.

NOW THIS DEED WITNESSES as follows:-

1. **Definitions**

1.1 In this Agreement, unless there is something inconsistent with the context, the following terms and expressions shall have the following meanings:-

(a) **"Agreement Field"** means the identification, synthesis and evaluation of potential Inhibitors.

(b) [**"Glaxo"** means Glaxo Australia Pty Ltd of 1061 Mountain Highway, Boronia/**"Biota"** means Biota

Scientific Management Pty Ltd of 121 William Street, Melbourne];

(c) "**Inhibitor**" means a compound to inhibit influenza virus A and B neuraminidase.

(d) "**Principal Agreement**" means an agreement dated the day of , 1990 (as amended) between Glaxo, Biota and other persons in relation to a programme of research in the Agreement Field.

(e) "**Results**" means any and all substances, products, processes, techniques, procedures, methods, formulas, designs, literary works, artistic works and other intellectual property and any and all improvements on substances, products, processes, techniques, procedures, methods, formulas, designs, literary works, artistic works and other intellectual property, whether or not same are registrable as patents or designs or protected by copyright, which have arisen or arise out of or which have resulted or result in whole or in part from the Third Party's access to or acquaintance with the Technical Information.

(f) "**Technical Information**" means any and all technical information written or oral whether in the form of unpatented inventions, formulas, procedures or methods, or current and accumulated knowhow skills and experience contributed to the conduct of research and development pursuant to the Principal Agreement or discovered, invented or developed as a result of or in the course of the conduct of

research and development pursuant to the Principal Agreement and any and all substances and products contributed to the conduct of research and development pursuant to the Principal Agreement or discovered, invented or developed as a result of in the course of the conduct of research and development pursuant to the Principal Agreement.

1.2 In this Agreement, unless inconsistent with the context, references to the singular shall include references to the plural and vice versa and a reference to any gender shall include a reference to all genders. A reference to persons shall include a reference to corporations and other forms of legal entity and vice versa.

1.3 In this Agreement clause headings are for convenience only and shall not form part of this Agreement nor shall they affect its construction.

2. <u>Confidentiality</u>

2.1 The Third Party agrees to keep any and all details of Technical Information and Results strictly secret and confidential and agrees that details of Technical Information and Results will not be disclosed or permitted to be disclosed to any third party.

2.2 It is hereby acknowledged and agreed that the details of Technical Information and Results to be kept secret and confidential shall not include any information which becomes part of the public knowledge or public literature

(otherwise than by reason of a breach by the Third Party of its obligation of confidentiality). The onus of proof shall be on the Third Party to establish that this exception has application.

3. Use of Technical Information and Results

3.1 Irrespective of whether Technical Information or Results are to be kept strictly secret and confidential the Third Party agrees not to use Technical Information or Results or allow any part of same to be used for the benefit of the Third Party or any third party other than Biota, Glaxo or any other person bound by the Principal Agreement.

3.2 The Third Party shall not, for whatever reason, either for itself or any third party, appropriate, copy, memorise or in any manner reproduce or reverse engineer any of the Technical Information or Results.

3.3 The Third Party shall not remove the Technical Information or Results or any details relating thereto from premises without the written consent of the Principal.

3.4 Upon the cessation of the Third Party's collaboration or employment with the Principal or when otherwise directed by [the Principal/the Principal and Biota] the Third Party shall forthwith return to the Principal all documents, records, drawings, production drawings and designs, note books and other similar repositories

containing details of Technical Information or Results, including all copies thereof in the possession of the Third Party.

4. **Assignment of Rights**

4.1 The Third Party hereby absolutely and irrevocably assigns to Biota all legal and beneficial right title and interest which it has, may have acquired or may acquire to or in Results.

4.2 The Third Party agrees to do all such acts and things and sign all documents as Biota or its legal representatives may reasonably request to secure to Biota ownership or rights in the matters referred to in clause 4.1.

4.3 The Third Party agrees to fully co-operate with Biota and its advisors and to lend its name and assistance to any applications, proceedings, filings, registrations or renewals Biota wishes to make or affect in relation to any Results.

4.4 The Third Party agrees to disclose to [the Principal/the Principal and Biota] all details of Results of which the Third Party is aware.

5. **Third Party's Warranties**

The Third Party warrants and represents to [the Principal/the Principal and Biota]:-

(a) that it has full right, power, authority and liberty to enter into this Agreement and to perform its duties and obligations hereunder; and

(b) that it has not entered into and will not enter into any agreements, arrangement, understanding or obligation with any third party which is contrary to or inconsistent with its duties and obligations hereunder.

6. Continuation of Covenants

The Third Party's covenants and undertakings in this Agreement shall not cease upon the cessation of the Third Party's collaboration or employment with the Principal and shall continue in full force and effect thereafter for so long as any Technical Information or Results are being or are to be commercially exploited.

7. Assignment by Biota [to be inserted only where Biota is Principal]

Biota may assign all or any part of its rights, benefits, obligations and responsibilities contained in this Agreement by notice in writing to the Third Party.

IN WITNESS WHEREOF the parties hereto have executed this Agreement the day and year first hereinbefore mentioned.

THE COMMON SEAL of [BIOTA SCIENTIFIC MANAGEMENT PTY LTD/GLAXO AUSTRALIA PTY LTD] was hereunto affixed in accordance with its Articles of Association in the presence of: )

.................................. Director

.................................. Secretary

<u>SIGNED SEALED AND DELIVERED</u> by the )
said )
in the presence of: )

................................. Witness

**SCHEDULE 2**

(Confidentiality agreements)

Part B: Disclosure to 3rd parties (clause 11.6)

SCHEDULE 2
PART B

IF BIOTA IS THE PRINCIPAL, SELECT THE FIRST OPTION IN EACH SET OF SQUARE BRACKETS.

IF GLAXO IS THE PRINCIPAL, SELECT THE SECOND OPTION IN EACH SET OF SQUARE BRACKETS.

IF CSIRO IS THE RESEARCHER, SELECT THE FIRST OPTION IN EACH SET OF BRACES.

IF VCP IS THE RESEARCHER, SELECT THE SECOND OPTION IN EACH SET OF BRACES.

THIS AGREEMENT is made the day of 19

BETWEEN: [BIOTA SCIENTIFIC MANAGEMENT PTY. LTD. of 121 William Street, Melbourne in the State of Victoria ("the Principal" or "Biota")/GLAXO AUSTRALIA PTY LTD of 1061 Mountain Highway, Boronia in the State of Victoria ("the Principal" or "Glaxo")]

of the first part

{THE COMMONWEALTH SCIENTIFIC & INDUSTRIAL RESEARCH ORGANISATION of Limestone Avenue, Campbell, ACT ("the Researcher")/VICTORIAN COLLEGE OF PHARMACY LTD of 381 Royal Parade, Parkville in the said State ("the Researcher")}

of the second part

AND: of ("the Third Party")

of the third part

WHEREAS:

A. The Researcher and the Principal are parties to the Research Agreement under which the Researcher and the Principal have conducted and are conducting research and development in the Agreement Field.

B. The Third Party desires to collaborate with, to be engaged by, to be employed by or to continue to be employed by the Researcher in a programme of research and development which is in whole or in part within the Agreement Field.

C. The Researcher acknowledges that in the course of or as a result of the said collaboration engagement or employment it may have access to or become acquainted with Information. The Researcher acknowledges the desire and right of the Third Party to preserve the secrecy of the Information and agrees to deal with the Information in accordance with the terms set out herein.

D. The Third Party acknowledges that in the course of or as a result of the said collaboration, engagement or employment and/or as a result of access to the Information any or all of the Researcher or the Participants may either alone, in combination or with the Third Party make an invention or discovery, improve on an existing invention, technique or process, or author an original work. The Third Party acknowledges the desire and right of the Researcher and the Participants to preserve the secrecy of Results and to secure to Biota the entire right, title and interest in Results including the right to apply for and have granted in Biota's name any patents, registered designs, copyright or other rights of a like nature throughout the world, so that such rights may be dealt with in accordance with the Research Agreement and the Principal Agreement.

<u>NOW THIS DEED WITNESSES</u> as follows:-

1. <u>Definitions</u>

1.1 In this Agreement, unless there is something inconsistent with the context, the following terms and expressions shall have the following meanings:-

(a) **"Agreement Field"** means the identification, synthesis and evaluation of potential Inhibitors.

(b) [**"Glaxo"** means Glaxo Australia Pty Ltd of 1061 Mountain Highway, Boronia/**"Biota"** means Biota Scientific Management Pty Ltd of 121 William Street, Melbourne]

(c) **"Information"** means any and all substances, products, processes, techniques, procedures, methods, formulas, designs, literary works, artistic works and other intellectual property whether or not registrable as patents or designs or protected by copyright to which the Third Party allows the Researcher or the Participants access or with which the Third Party allows the Researcher or the Participants to become acquainted.

(d) **"Inhibitor"** means a compound to inhibit influenza virus and A and B neuraminidase.

(e) **"Participants"** means and any and all persons who are parties to the Principal Agreement together with their holding and subsidiary companies, employees and contractors but only to the extent such persons are engaged in a programme of research and development in the Agreement Field.

(f) **"Principal Agreement"** means an agreement dated the [ ] day of [ ], 19 (as amended) between Biota, Glaxo and other persons in relation to a programme of research in the Agreement Field.

(g) **"Research Agreement"** means the agreement dated the [ ] day of [ ], 19 (as amended) between Biota and the Researcher in relation to a programme of research in the Agreement Field;

(h) "**Results**" means any and all substances, products, processes, techniques, procedures, methods, formulas, designs, literary works, artistic works and other intellectual property and any and all improvements on substances, products, processes, techniques, procedures, methods, formulas, designs, literary works, artistic works and other intellectual property, whether or not same are registrable as patents or designs or protected by copyright which have arisen or arise out of or which have resulted or result in whole or in part from the Researcher's or the Participants' access to or acquaintance with the Information.

1.2 In this Agreement, unless inconsistent with the context, references to the singular shall include references to the plural and vice versa and a reference to any gender shall include a reference to all genders. A reference to persons shall include a reference to corporations and other forms of legal entity and vice versa.

1.3 In this Agreement clause headings are for convenience only and shall not form part of this Agreement nor shall they effect its construction.

2. <u>Confidentiality</u>

2.1 The Researcher agrees to keep any and all details of Information strictly secret and confidential and agrees that details of Information will not be disclosed or

permitted to be disclosed to any third party other than in confidence and on a "needs to know" basis only to a Participant who has agreed in writing as follows (and who shall then be known as a "Signed Participant"):

(a) to keep any and all details of Information strictly secret and confidential;

(b) not to disclose Information or permit Information to be disclosed to any third party other than a Signed Participant; and

(c) not to allow the Information to be used for the benefit of any person other than a Signed Participant.

2.2 It is hereby acknowledged and agreed that the details of Information to be kept secret and confidential by the Researcher and Signed Participants shall not include any Information which becomes part of the public knowledge or public literature (otherwise than by reason of a breach by the Researcher or a Signed Participant of its obligations of confidentiality). The onus of proof shall be on the Researcher or the Signed Participants to establish that the exception has application.

2.3 The Third Party agrees to keep any and all details of Results strictly secret and confidential and agrees that details of Results will not be disclosed or permitted to be disclosed to any third party.

2.4 It is hereby acknowledged and agreed that the details of Results to be kept secret and confidential shall not

include any Results which becomes part of the public knowledge or public literature (otherwise than by reason of a breach by the Third Party of its obligations hereunder). The onus of proof shall be on the Third Party to establish that the exception has application.

3. <u>Use of Information and Results</u>

3.1 Irrespective of whether Information is to be kept strictly secret and confidential the Researcher agrees not to allow the Information to be used for the benefit of any third party other than a Signed Participant.

3.2 Upon the cessation of the Third Party's collaboration, engagement or employment with the Researcher or when otherwise directed by the Third Party the Researcher shall forthwith return to the Third Party all documents, records, drawings, production drawings and designs, note books and other similar repositories containing Information, including all copies thereof in the possession of Participants.

3.3 Irrespective of whether Results are to be kept strictly secret and confidential the Third Party agrees not to allow the Results to be used for the benefit of any person other than the Researcher, the Principal or any other person bound by the Principal Agreement.

3.4 Upon the cessation of the Researcher's collaboration with or engagement or employment of the Third Party or when otherwise directed by the Researcher the Third Party

shall forthwith return to the Researcher all documents, records, drawings, production drawings and designs, note books and other similar repositories containing Results, including all copies thereof in the possession of the Third Party.

3.5 The Third Party will not remove Results or any details relating thereto from the premises of the Researcher without the written consent of the Researcher.

3.6 Upon the cessation of the Third Party's collaboration or employment with or engagement of the Researcher or when otherwise directed by the Researcher or Biota the Third Party shall forthwith return to the Researcher all documents, records, drawings, production drawings and designs, note books and other similar repositories containing details of Results, including all copies thereof in the possession of the Third Party.

4. <u>Assignment of Rights</u>

4.1 The Third Party hereby absolutely and irrevocably assigns to Biota ~~the Principal~~ all legal and beneficial right title and interest which it has, may have acquired or may acquire to or in Results. Nothing in this Agreement shall prevent the disclosure of any Information to or use of Information by Biota's ~~the Principal's~~ patent attorneys for purposes related to the patenting of Results.

4.2 The Third Party agrees to do all such acts and things and sign all such documents as Biota ~~the Principal~~ or its legal

representatives may reasonably request to secure to Biota ~~the Principal~~ ownership or rights in the matters referred to in clause 4.1.

4.3 The Third Party agrees to fully co-operate with Biota ~~the Principal~~ and its advisors and to lend its name and assistance to any applications, proceedings, filings, registrations or renewals Biota ~~the Principal~~ wishes to make or effect in relation to any Results.

5. <u>Third Party's Warranties</u>

The Third Party warrants and represents to the Researcher and the Principal:-

(a) that it has full right, power, authority and liberty to enter into this Agreement and to perform its duties and obligations hereunder; and

(b) that it has not entered into and will not enter into any Agreement, arrangement, understanding or obligation with any third party which is contrary to or inconsistent with its duties and obligations hereunder.

(c) to the extent any Information has arisen out of or resulted in whole or in part from the Third Party's collaboration or employment with or engagement of any third party, that third party has, in writing, consented to the Third Party disclosing Information pursuant to this Agreement and has given the Third Party the full right, power, authority and liberty to enter into this Agreement and to perform its duties and obligations hereunder.

6. <u>Continuation of Covenants</u>

The Third Party's covenants and undertakings in this Agreement shall not cease upon the cessation of the Third Party's collaboration or employment or engagement with the Researcher and shall continue in full force and effect thereafter for so long as any Information or Results are being or are to be commercially exploited.

7. <u>Assignment by BIOTA</u>

Biota may assign all or any part of its rights, benefits, obligations and responsibilities contained in this Agreement by notice in writing to the Third Party.

<u>IN WITNESS WHEREOF</u> the parties hereto have executed this Agreement the day and year first hereinbefore mentioned.

<u>THE COMMON SEAL</u> of [<u>BIOTA SCIENTIFIC MANAGEMENT PTY LTD/GLAXO AUSTRALIA PTY LTD</u>] was hereunto affixed in accordance with its Articles of Association in the presence of: )

.............................. Director

.............................. Secretary

THE COMMON SEAL of (THE COMMONWEALTH SCIENTIFIC & INDUSTRIAL RESEARCH ORGANISATION/ VICTORIAN COLLEGE OF PHARMACY LIMITED) was hereto affixed by the authority of the Executive of the said Organisation in the presence of: )

.............................. Director

.............................. Secretary

SIGNED SEALED and DELIVERED by )

in the presence of: )

.............................. Witness

## SCHEDULE 3

(Exploratory Development)

The following is an outline of various areas which are investigated in the course of exploratory development. It is to be understood that there may be other areas which are also the subject of activity, that there may be activities undertaken which are not listed, and that some of the following activities may be undertaken sequentially or in parallel.

1. There will be a pre-clinical programme of animal testing in order to provide a detailed profile of the efficacy and safety of the Compound.

(a) **Acute Toxicity**

- single doses at various dosage levels.
- Several routes (oral, intravenous and others).
- At least two species (rodent and non-rodent).

(b) **Pharmacodynamic Activity**

(c) **Pharmacokinetics**

- Absorption.
- Distribution.
- Metabolism.
- Excretion.

(d) **Sub-acute Toxicity**

- Repeated administration.
- One month in two species.

(e) **Reproduction**

- Fertility.

(f) **Toxicology**

- Teratogenicity - ability to cause foetal abnormalities.
- peri - and post-natal toxicity.

(g) **Mutagenicity Tests**

- Ability to cause mutation in bacterial, yeast or mammalian cells.

(h) **Long-Term Toxicity Studies**

- Started when active drug identified.
- Lasts two years or more, very expensive.
- Carcinogenicity and oncogenicity (ability to cause benign and malignant tumours).

Animal testing lasts up to five years; some testing will overlap initial clinical trials.

2. Production and Formulation

(a) Laboratory synthesis of substances for screening has to be scaled up when extensive animal testing is started. The resulting pilot plant production may use different synthetic routes, different reagents and introduce new contaminants or by-products.

(b) Formulation pharmacists study the physico-chemical properties of the drug in depth then develop and analytically evaluate potential dosage forms:

- Tablets or capsules.
- Granules or powder.
- Cream or ointment.
- Other forms.

The potential drug is then minutely characterised in terms of:

- Molecular structure and weight.
- Colour.
- Solubility.
- pH.

## SCHEDULE 4

(BSM Patent Agenda)

**Part A:**

PI 8111
9 May 1988

PJ 3293
20 March 1989

PCT/AU89/00197
9 May 1989

Abandoned - 20 October 1989
No publication

New US application under Rule 1.41
19 October 1989
No loss of priority

Continuation-in-part application in preparation.
Draft forwarded 7 December 1989
To be lodged January 1990

International application under the Patent Cooperation Treaty to be filed in the Australian Patent Office designating countries other than U.S.; corresponding national applications in non-PCT countries.

Within 12 months of continuation-in-part.

Canada
559150
9 May 1989

Pending
? Option to refile and claim Internal priority by 9 May 1990.
Original case would then be abandoned.

**Part B:**

The Patent Application described in Part B of Schedule 1 will initially be filed as a provisional patent in Australia.

Within 12 months of that filing the Patent Application will be entered as a Patent Co-operation Treaty ("PCT") patent application in all major PCT countries as well as any other country mutually agreed between BSM and Glaxo Australia.

Filings will be made in the following countries/states, unless otherwise agreed:

- European Patent (according to the European Patent Convention)
- Denmark
- Norway
- Australia
- Finland
- Japan
- United States of America
- Soviet Union
- Eire
- New Zealand
- South Africa
- Taiwan
- Greece
- Israel
- Phillipines
- Portugal

BIOTA SCIENTIFIC MANAGEMENT PTY. LTD.
THE COMMON SEAL OF

**THE COMMON SEAL of BIOTA SCIENTIFIC MANAGEMENT PTY LTD** is affixed in accordance with its articles of association in the presence of: )

| | |
|---|---|
| [signature] | [signature] |
| Signature of authorised person | Signature of authorised person |
| Chairman of Directors | Director |
| Office held | Office held |
| COLIN CAMPBELL TRUMBLE | WILLIAM JOHN KERFERD |
| Name of authorised person | Name of authorised person |

BIOTA HOLDINGS LIMITED
THE COMMON SEAL OF

**THE COMMON SEAL of BIOTA HOLDINGS LIMITED** is affixed in accordance with its articles of association in the presence of: )

| | |
|---|---|
| [signature] | [signature] |
| Signature of authorised person | Signature of authorised person |
| Chairman of Directors | Director |
| Office held | Office held |
| COLIN CAMPBELL TRUMBLE | WILLIAM JOHN KERFERD |
| Name of authorised person | Name of authorised person |

**THE COMMON SEAL** of **GLAXO AUSTRALIA PTY LTD** is affixed in accordance with its articles of association in the presence of: )

| | |
|---|---|
| ..................................... | ..................................... |
| Signature of authorised person | Signature of authorised person |
| MANAGING DIRECTOR | DIRECTOR |
| Office held | Office held |
| HENRY KENNETH WINDLE | ALBERT FOX |
| Name of authorised person | Name of authorised person |

**SIGNED** by **TERRY EAVES**, director, for and on behalf of **GLAXO GROUP LIMITED** who hereby certifies that he is authorised so to do in the presence of: )

..................................... T Eaves

.....................................
Signature of witness

G. POULTEN
Full name of witness

47 Orchard Grove
Address of witness
Chalfont St Peter
Bucks SL9 9ET.

FLU Agts.

GlaxoSmithKline

Our Ref: SCH/~~hg/EX3062/US~~

| | |
|---|---|
| FILE | ~~EX3062~~ |
| HDN | |
| PAR | |
| RAW | |
| SPT | |
| JR | |
| BCL | |
| BMBL | |
| BVL | |
| | |

SmithKline Beecham plc
980 Great West Road
Brentford
Middlesex
TW8 9GS

Tel. +44 (0)20 8047 5000
www.gsk.com

15 February 2002

**By fax and airmail: 00 613 9529 2261**

Biota Holdings Limited
Level 4
616 St Kilda Road
Melborne VIC 3004
Australia

***For the attention of Simon Tucker***

Dear Simon,

**Re: Biota – GSK Amendment to 21 February 1990 Agreement**

Further to my letter of 16 January 2002, which as we have not received an acknowledgement, I enclose a copy, I look forward to receiving your confirmation that the list attached is complete and that you will inform Griffith Hack that we do not wish to be copied on correspondence in these cases, nor will be responsible for the payment of invoices.

We will be marking these cases as lapsed on our records system and contacting CPA to inform them that Griffith Hack should be billed for renewals.

We have received a copy of Vivien's of 13 February 2002 on US Patent application 09/823766 (Ref: EX3062/US) I will write to Vivien to request that we do not receive any correspondence on this case and that further instructions will follow from you.

I believe that examination is due in at least Canada and Korea on the EX3062 family of cases on **26 February 2002**.

Yours sincerely

pp **Siân Hockley**

Encl.

Our Ref: SCH/hg

GlaxoSmithKline

| | |
|---|---|
| FILE | FLU |
| HDN | |
| PAR | |
| RAW | |
| SPT | |
| JR | |
| BCL | |
| SMBL | |
| BVL | |
| | |

New Horizons Court
Great West Road
Brentford
Middlesex
TW8 9EP
Tel. +44 (0)20 8975 2000
www.gsk.com

Page 1 of 3.

16 January 2002

**By fax and airmail: 00 613 9529 2261**

Biota Holdings Limited
Level 4
616 St Kilda Road
Melbourne VIC 3004
Australia

***For the attention of Simon Tucker***

Dear Simon,

**Re: Biota - GSK Amendment to 21 February 1990 Agreement**

Firstly, congratulations on your appointment as Head of Research. Please also pass on my congratulations to Phil Reece although I am sure the loss of Hugh Niall will be felt through out your company.

Turning now to the consolidated final amendment to (28-11-2001) the 21 February 1990 Agreement, which was signed before Christmas. As the Licence Agreement has now been limited to zanamivir, Glaxo Group Limited's licence under some of Biota's patents/applications i.e. those not listed in Appendix C is terminated. We will therefore no longer be responsible for any costs incurred on these patents/applications or take any role in the prosecution thereof. We will, as agreed, pay the costs incurred in filing the latest selection cases. A list of cases under which we are no longer licenced is as attached, I would appreciate your confirmation that this list is complete.

I trust you will instruct Griffith Hack that correspondence on these cases should no longer be copied to us. We will instruct CPA that Griffith Hack should pay any renewal fees on these cases due after 1 January 2002.

gsk 0082

SmithKline Beecham plc
Registered in England & Wales
No. 2337353

Registered office
New Horizons Court
Brentford, Middlesex, TW8 9EP

I note that under the new clause 6.6, Glaxo will deliver up to Biota all such data, samples and information with 180 days commencement at the date of this agreement. Please confirm that you would like all the files relating to the cases listed in the attachment to be sent over to you.

I look forward to continuing working with you on the remaining cases, if you have any questions, please do not hesitate to contact me. I am out of the office the week of 21 January 2002.

Yours sincerely

**Siân Hockley**

Encl.

| Our Ref | Title | Base Application No | Date of base application |
|---|---|---|---|
| AV143 | Antiviral Dana Analogues | PK9051 | 23/10/1991 |
| EX2190 | Carboxamide Neuraminidase Inhibitors | GB9510141.6 | 19/05/1995 |
| GR2122 | Carbamate Derivatives of GG167 | GB9516276.4 | 08/08/1995 |
| PX3062 | Methods of detection of Influenza Virus and Compounds for Use therein (diagnostic) | PN8397 | 01/03/1996 |
| PX3159 | Method and novel Compounds for Use therein (macromolecules) | PO3632 | 14/11/1996 |
| PX4189 | Novel Chemical Compounds and their Use (dimer) | PP9139 | 12/03/1999 |
| PX4245 | Multimeric neuraminidase inhibitors long lasting multimers of Zanamivir. | PQ4824 | 22/12/1999 |
| PX4176 (PX4495) | Compositions for the Prevention and Treatment of Influenza (multimer) and PX4495 - our reference for the foreign filing | PR0010 | 08/09/2000 |
| AV6000 PG4490 | Process for the preparation of intermediates for the preparation of zanamivir dimers/multimers. | PR7574 | 07/09/2001 |
| PG4527 | Selection application - Zanamivir Dimers - Aryl Linker Compounds | PR8797 | 09/11/2001 |
| PG4525 | Selection application - Zanamivir Dimers - Alkyl Linker Compounds | PR8795 | 09/11/2001 |
| PG4526 | Selection application - Zanamivir Dimers - Bis Aryl Linkers. | PR8798 | 09/11/2001 |
| PX4672 | Selection application - Zanamivir Dimers - non-aromatic bis amides | PR8794 | 09/11/2001 |